As filed with the Securities and Exchange Commission on August 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-4720320
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street

Gardena, CA 90248
(424) 276-7616
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jonathan Maroko

Interim Chief Financial Officer
18455 S. Figueroa Street

Gardena, CA 90248

(310) 415-4807

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jeeho Lee

Michelle Earley

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Tel: (212) 326-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the Selling Stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION — DATED AUGUST 28, 2023

Faraday Future Intelligent Electric Inc.

1,033,175 Shares of Class A Common Stock

Up to 16,110,607 Shares of Class A Common Stock

Issuable Upon Conversion of the Notes and Exercise of the Warrants

This prospectus relates to the offer and sale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”) of up to 1,033,175 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Faraday Future Intelligent Electric Inc. (the “Company”), which consists of shares of Class A Common Stock that were issued upon conversion of certain convertible notes issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of May 8, 2023, as amended from time to time (the “May Unsecured SPA”) (such convertible notes issued or issuable under the May Unsecured SPA being referred to herein as the “May Unsecured SPA Notes”).

This prospectus also relates to the issuance by us, and the offer and sale from time to time by the Selling Stockholders, of up to an aggregate of 16,110,607 shares of Class A Common Stock, which consists of (i) 13,336,666 shares of Class A Common Stock that are issuable upon the conversion of the May Unsecured SPA Notes, (ii) 970,583 shares of Class A Common Stock that are issuable upon the exercise of certain warrants issued pursuant to the May Unsecured SPA (such warrants issued or issuable under the May Unsecured SPA being referred to herein as the “May Unsecured SPA Warrants”), (iii) 1,688,968 shares of Class A Common Stock that are issuable upon the conversion of certain convertible notes issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of August 4, 2023, as amended from time to time (the “August Unsecured SPA”) (such convertible notes issued or issuable under the August Unsecured SPA being referred to herein as the “August Unsecured SPA Notes”), and (iv) 114,390 shares of Class A Common Stock that are issuable upon the exercise of certain warrants issued pursuant to the August Unsecured SPA (such warrants issued or issuable under the August Unsecured SPA being referred to herein as the “August Unsecured SPA Warrants”). We refer to the May Unsecured SPA Notes and the August Unsecured SPA Notes collectively in this prospectus as the “Notes.” We refer to the May Unsecured SPA Warrants and the August Unsecured SPA Warrants collectively in this prospectus as the “Warrants.” See the sections of this prospectus entitled “Information Related to Offered Securities” and “Description of Securities” for additional details regarding the securities to which this prospectus relates and the section entitled “Selling Stockholders” for additional information regarding the Selling Stockholders.

We are registering the securities for resale pursuant to the Selling Stockholders’ registration rights under the May Unsecured SPA and the August Unsecured SPA. Our registration of the securities covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Class A Common Stock. The Selling Stockholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock in a number of different ways and at varying prices, including publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholders pursuant to this prospectus. We provide more information about how the Selling Stockholders may sell the shares in the section entitled “Plan of Distribution.”

Sales of a substantial number of shares of Class A Common Stock in the public market, including the resale of the shares of Class A Common Stock held by the Selling Stockholders pursuant to this prospectus, any other prospectus, or pursuant to Rule 144, could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of the Class A Common Stock and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Stockholders will continue to offer the securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

Our shares of Class A Common Stock are listed on The Nasdaq Stock Market (“Nasdaq”) under the symbol “FFIE.” On August 25, 2023, the closing price of our Class A Common Stock was $12.44 per share.

The shares of Class A Common Stock being offered pursuant to this prospectus are shares of Faraday Future Intelligent Electric Inc., a holding company incorporated in the State of Delaware. As a holding company with no material operations of its own, the Company conducts its operations through its operating subsidiaries. We currently have a majority of our operations in the U.S. conducted through our U.S.-domiciled operating subsidiaries. We also operate our business in the People’s Republic of China and plan to have significant operations in the future in both Mainland China and Hong Kong (together, “PRC” or “China”) through our subsidiaries organized in the PRC (collectively, the “PRC Subsidiaries”). Investors in our Class A Common Stock should be aware that they are purchasing equity solely in the Company, a Delaware holding company. There are various risks associated with our current operating presence in China and the potential expansion of our operations in China (including Hong Kong), which is subject to political and economic influence from China. Recently, the Chinese government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies that seek to conduct offshore securities offerings or be listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments and to maintain the Company’s listing on a U.S. exchange. The Chinese government may intervene or influence the operations of our PRC Subsidiaries, or at any time exert more control over offerings conducted overseas and foreign investment in China-based issuers in accordance with PRC laws and regulations, which could result in a material change in our operations and/or a material reduction in the value of our Class A Common Stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our and the Selling Stockholders’ ability to offer or continue to offer our shares of Class A Common Stock to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to our PRC operations, see “Risk Factors – Risks Related to FF’s Operations in China” in our Annual Report on Form 10-K/A for the year ended December 31, 2022, which is incorporated by reference herein. See “Where You Can Find More Information.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Class A Common Stock involves a high degree of risks. See the section entitled “Risk Factors” beginning on page 14 of this prospectus and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the conversion of any Notes.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

Unless the context indicates otherwise, references in this prospectus to the “Company” refer to Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a holding company incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “FF,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries. We refer to our primary operating subsidiary in the U.S., Faraday&Future Inc., as “FF U.S.” We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s registration statement of which this prospectus forms a part, which is incorporated by reference herein. References to “PSAC” refer to Property Solutions Acquisition Corp., a Delaware corporation, our predecessor company prior to the consummation of the Business Combination (as defined herein), and “Legacy FF” refers to FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, together with its consolidated subsidiaries, prior to the Business Combination.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

Presentation of Share and Financial Information

On August 16, 2023, the Company held a special meeting of its stockholders at which meeting the Company’s stockholders approved, among other proposals, a proposal authorizing the board of directors of the Company (the “Board”) to effect a reverse stock split of the Company’s outstanding common stock at a range between 1-for-2 and 1-for-90 shares of outstanding common stock and a proposal authorizing the Board to reduce the number of authorized shares of common stock of the Company if the Board effects a reverse stock split at a ratio of 1-for-8 or greater. On August 22, 2023, the Board approved the reverse stock split at a ratio of 1-for-80 shares of outstanding common stock and a reduction in the authorized share capital of the Company to 147,875,000 shares of Class A Common Stock and 6,562,500 shares of Class B common stock. On August 24, 2023, the Company filed the Third Amended and Restated Certificate of Incorporation (“Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split and the reduction of authorized shares. Pursuant to the Certificate of Amendment, effective as of 5:00 p.m., Eastern Time, on August 25, 2023, every 80 shares of the issued and outstanding Class A Common Stock was automatically converted into one share of Class A Common Stock, without any change in par value per share, and the Company’s authorized shares of common stock was reduced to 147,875,000 shares of Class A Common Stock and 6,562,500 shares of Class B common stock. The Company’s Class A Common Stock began trading on a reverse split-adjusted basis on The Nasdaq Capital Market at the opening of trading on August 28, 2023. Unless otherwise noted, share numbers in this prospectus reflect the reverse stock split, without giving effect to the rounding of fractional shares.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions.

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, among others, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

●	our ability to raise sufficient funds to continue our operations and carry out our business plan;

●	our ability to attract and retain qualified officers and directors;

●	changes adversely affecting the business in which we are engaged;

●	the implementation of the Special Committee’s remediation actions and our related follow-up actions, and our ability to attract and retain employees;

●	our ability to execute on our plans to develop, market and deliver our vehicles and the timing and cost of these development and marketing programs;

●	our ability to manage our indebtedness, including our ability to refinance our current indebtedness;

●	the ability of our suppliers to deliver necessary components for our products;

●	our ability to successfully maintain licenses and other rights to certain technology to continue production and delivery of our vehicles;

●	our ability to remediate the identified material weaknesses in our internal control over financial reporting;

●	our ability to navigate economic, operational and legal risks specific to operations based in China;

●	our estimates of the size of the markets for our vehicles and the costs to bring our vehicles to market;

●	the rate and degree of market acceptance of our vehicles;

●	the success of other competing manufacturers;

●	the performance and security of our vehicles;

●	ongoing and potential litigation involving PSAC or us and the outcome of the SEC and the United States Department of Justice investigations;

●	general economic conditions;

●	the possibility that any stockholder litigation or dispute may result in significant costs of defense, indemnification or liability;

●	the price and trading volume of the Company’s Class A Common Stock; and

●	other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus, or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Faraday Future Intelligent Electric, Inc. (the “Company” and, with its consolidated subsidiaries, “FF,” “we,” “us” or “our”) is a California-based global shared intelligent mobility ecosystem company with a vision to disrupt the automotive industry.

With headquarters in Los Angeles, California, FF designs and engineers next-generation intelligent, connected, electric vehicles. FF manufactures vehicles at its production facility in Hanford, California, with additional future production capacity needs addressed through a contract manufacturing agreement with Myoung Shin Co., Ltd., an automotive manufacturer headquartered in South Korea. FF has additional engineering, sales, and operational capabilities in China and is exploring opportunities for potential manufacturing capabilities in China through a joint venture or other arrangement.

Since its founding, FF has created major innovations in technology and products, and a user centered business model. We believe these innovations will enable FF to set new standards in luxury and performance that will enhance quality of life and redefine the future of intelligent mobility.

Corporate Information

Faraday Future Intelligent Electric Inc. was incorporated on February 11, 2020 as a Delaware corporation under the name “Property Solutions Acquisition Corp.” (“PSAC”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On July 21, 2021, PSAC consummated a business combination (the “Business Combination”) and, in connection therewith, (i) PSAC’s wholly-owned subsidiary merged with and into FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”), whereby Legacy FF survived the merger as a wholly-owned subsidiary of the Company, and (ii) the registrant changed its name to “Faraday Future Intelligent Electric Inc.” Legacy FF is considered the Company’s accounting acquirer.

Our corporate headquarters are located at 18455 S. Figueroa Street, Gardena, California 90248, and our main telephone number is (310) 415-4807. Our website is located at www.ff.com and our investor relations website is located at investors.ff.com. Information contained on our website does not constitute any part of, and is not incorporated into, this prospectus.

PRC Subsidiaries

The Company is a holding company incorporated in the State of Delaware. Faraday&Future Inc. (“FF U.S.”), FF’s primary U.S. operating subsidiary, was incorporated and founded in the State of California in May 2014. We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the registration statement of which this prospectus forms a part, which is incorporated by reference herein. As of the date of this prospectus, our only operating subsidiaries in China (including Hong Kong) are FF Automotive (China) Co. Ltd., Ruiyu Automotive (Beijing) Co., Ltd. and Shanghai Faran Automotive Technology Co., Ltd., each of which was organized in the PRC.

How Cash is Transferred Through Our Corporate Organization

The organizational chart below shows the Company’s operating subsidiaries* as of the date hereof:

*	Excludes subsidiaries with immaterial operations. FF Hong Kong Holding Limited is a holding company subsidiary organized in Hong Kong. As of the date hereof, LeSEE Automotive (Beijing) Co. Ltd., a subsidiary organized in China, has immaterial operations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital in and out of the PRC. The Company is able to transfer cash (U.S. Dollars) to the PRC Subsidiaries through capital contributions (increasing the Company’s capital investment in the PRC Subsidiaries). The Company may receive cash or assets declared as dividends from the PRC Subsidiaries. The PRC Subsidiaries can transfer funds to each other when necessary, by way of intercompany loans in the following manners:

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, can transfer cash to any PRC Subsidiary through capital contribution. We note Hong Kong’s banking system is outside PRC mainland’s banking system. As a result, when FF Hong Kong Holding Limited transfers cash to a PRC Subsidiary, it is required to follow the SAFE (as defined below) process and regulation.

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, may receive cash or assets declared as dividends from the other PRC Subsidiaries.

●	Among PRC Subsidiaries other than FF Hong Kong Holding Limited, one PRC Subsidiary can provide funds through an intercompany loan to another PRC Subsidiary, and each such PRC Subsidiary is required to follow the rules of China Banking Regulatory Commission and other relevant Chinese authorities. Additionally, one PRC Subsidiary can transfer cash to its subsidiary through capital contribution, and any PRC Subsidiary may receive cash or assets declared as dividends from any of its subsidiaries.

During 2019, FF Inc., a U.S.-based subsidiary incorporated in California, issued a loan to FF Hong Kong Holding Limited, a holding company subsidiary established in Hong Kong, in the aggregate amount of $1.2 million, which was the only transaction that involved the transfer of cash or assets throughout our corporate structure during 2019. During 2020, LeSee Automotive (Beijing) Co. Ltd., a PRC Subsidiary, assigned to Legacy FF its obligation to pay certain notes issued by a third party in the aggregate principal and accrued interest amount of $26.5 million. Also during 2020, Smart Technology Holdings Ltd., a subsidiary incorporated in the Cayman Islands, transferred to FF Hong Kong Holding Limited $1.7 million in cash, in the aggregate, by way of capital contributions to fund the PRC Subsidiaries’ operations. During 2021, Smart Technology Holdings Ltd. transferred to FF Hong Kong Holding Limited $32.1 million, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries, including $10.0 million proceeds from the sale of shares of Class A Common Stock pursuant to separate subscription agreements in connection with the closing of the Business Combination. In August 2021, Legacy FF extended a loan of $50.0 million to FF Automotive (Zhuhai) Co. Ltd., a PRC Subsidiary, for the purpose of acquiring a technology license agreement with a third party. We transferred cash or assets of $9.1 million from Smart Technology Holdings Ltd. to FF Hong Kong Holding Limited during the fourth quarter of 2021. In 2022 and 2023 to date, FF U.S. extended loans in an aggregated amount of $8.0 million and $10.2 million, respectively, to FF Hong Kong Holding Limited to fund the operations of the PRC Subsidiaries. We will continue to assess the PRC Subsidiaries’ requirements to fund their operations and intend to effect additional contributions as appropriate. The PRC Subsidiaries have not transferred cash or other assets to the Company, including by way of dividends. The Company does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity.

Capital contributions to PRC companies are mainly governed by the Company Law and Foreign Investment Law of the People’s Republic of China, and the dividends and distributions from the PRC Subsidiaries are subject to regulations and restrictions of the PRC on dividends and payment to parties outside of the PRC. Applicable PRC law permits payment of dividends to the Company by our PRC Subsidiaries only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating PRC Subsidiaries are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

PRC Restrictions on Foreign Exchange and Transfer of Cash

Under PRC laws, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies between entities, across borders, and to U.S. investors without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Chinese Yuan (“CNY”) is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with SAFE or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents our PRC Subsidiaries from obtaining sufficient foreign currencies to satisfy their foreign currency demands, our PRC Subsidiaries may not be able to pay dividends in foreign currencies to the Company. Further, we cannot assure you that new regulations or policies will not be promulgated in the future that would have the effect of further restricting the remittance of CNY into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment thereof, that the PRC Subsidiaries will be able to fund their future activities which are conducted in foreign currencies, including the payment of dividends.

Furthermore, under PRC laws, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Our PRC Subsidiaries shall appropriate 10% of the net profits as reported in their statutory financial statements (after offsetting any prior year’s losses) to the statutory surplus reserves until the reserves have reached 50% of their registered capital. As a result, our PRC Subsidiaries may not have sufficient, or any, distributable profits to pay dividends to us.

Requirements Under PRC Laws and Regulations

Under current PRC laws and regulations, each of our PRC Subsidiaries is required to obtain a business license to operate in the PRC. Our PRC Subsidiaries have all received the requisite business license to operate, and no application for business license had been denied.

As our operations in the PRC expand, our PRC Subsidiaries will be required to obtain approvals, licenses, permits and registrations from PRC regulatory authorities, such as the State Administration for Market Regulation, the National Development and Reform Commission, Ministry of Commerce, and the Ministry of Industry and Information Technology, which oversee different aspects of the electric vehicle business. As of the date hereof, no application by our PRC Subsidiaries for any such approvals, licenses, permits and registrations that are currently applicable to them had been denied, but there can be no assurance that the PRC Subsidiaries will be able to maintain their existing licenses or obtain new ones.

We do not believe any permission is required from any Chinese authorities (including the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”)) in connection with this offering. We do not and immediately prior to the consummation of this offering, will not possess over one million of PRC-based individual’s personal information. After consulting our PRC counsel, Fangda Partners, we believe we are currently not subject to the requirement under the Cybersecurity Review Measures that a network platform operator which possesses more than one million users’ personal information must apply for a cybersecurity review with CAC before listing abroad. In addition, as of the date of this prospectus, after consulting our PRC counsel, we are not aware of any other laws or regulations currently effective in the PRC which explicitly require us to obtain any permission from the CSRC or other Chinese authorities to consummate this offering, nor had we received any inquiry, notice, or warning from the CSRC or any other Chinese authorities in such respects. The PRC authorities have promulgated new or proposed laws and regulations recently to further regulate securities offerings or listings that are conducted overseas by PRC domestic companies and/or foreign investment in China-based issuers. According to these new laws and regulations and the draft laws and regulations if enacted in their current forms, in connection with our future securities offering activities, we may be required to fulfill filing, reporting procedures with the CSRC, and may be required to go through cybersecurity review by the PRC authorities. However, there are uncertainties with respect to whether we will be able to fully comply with requirements to obtain such permissions and approvals from, or complete such reporting or filing procedures with PRC authorities.

THE OFFERING

Issuer	Faraday Future Intelligent Electric Inc.

Shares of Class A Common Stock offered by the Selling Stockholders	17,143,782 shares of Class A Common Stock, including up to (i) 1,033,175 shares of Class A Common Stock issued upon conversion of the May Unsecured SPA Notes, (ii) 13,336,666 shares of Class A Common Stock issuable upon conversion of the May Unsecured SPA Notes, (iii) 970,583 shares of Class A Common Stock issuable upon exercise of the May Unsecured SPA Warrants, (iv) 1,688,968 shares of Class A Common Stock issuable upon conversion of the August Unsecured SPA Notes and (v) 114,390 shares of Class A Common Stock issuable upon exercise of the August Unsecured SPA Warrants.

Shares of Class A Common Stock outstanding prior to exercise of all outstanding warrants and options and conversion of all outstanding convertible notes	17,800,570 shares of Class A Common Stock (as of August 16, 2023).

Shares of Class A Common Stock outstanding assuming the issuance of shares offered hereby upon the conversion of the SPA Notes and exercise of SPA Warrants (excluding shares underlying outstanding stock options, other warrants and other convertible notes, and shares issuable under the Standby Equity Purchase Agreement entered into on November 11, 2022 by and between the Company and YA II PN, Ltd., a Cayman Islands exempt limited partnership)	33,911,177 shares of Class A Common Stock (based on total shares outstanding as of August 16, 2023).

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock included in this prospectus by the Selling Stockholders.

Market for Class A Common Stock	Our shares of Class A Common Stock are currently traded on Nasdaq under the symbol “FFIE.”

Risk Factors	See “Risk Factors” and the documents incorporated by reference in this prospectus for a discussion of factors you should consider before investing in our securities.

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to:

●	the resale of 1,033,175 shares of Class A Common Stock issued pursuant to conversion of the May Unsecured SPA Notes;

●	the resale of 13,336,666 shares of Class A Common Stock issuable pursuant to conversion of the May Unsecured SPA Notes;

●	the resale of 1,688,968 shares of Class A Common Stock issuable pursuant to conversion of the August Unsecured SPA Notes;

●	the resale of 970,583 shares of Class A Common Stock issuable pursuant to conversion of the May Unsecured SPA Warrants; and

●	the resale 114,390 shares of Class A Common Stock issuable pursuant to conversion of the August Unsecured SPA Warrants.

The following table includes information relating to the shares of Class A Common Stock offered hereby, including those underlying the Notes held by the Selling Stockholders, including the purchase price each Selling Stockholder paid for its securities and the potential profit relating to such securities (as of August 16, 2023).

Offered Shares	Number of Shares	Effective Purchase Price Per Share	Potential Profit per Share	Total Potential Profit
Shares issued upon conversion of the May Unsecured SPA Notes (1)	1,033,175	—	$17.52	$18,101,226
Shares issuable upon conversion of the May Unsecured SPA Notes (1)	13,336,666	—	$17.52	$233,658,388
Shares issuable upon conversion of the August Unsecured SPA Notes (2)	1,688,968	—	$17.52	$29,590,719
Shares issuable upon conversion of the May Unsecured SPA Warrants (1)	970,583	—	$17.52	$17,004,614
Shares issuable upon conversion of the August Unsecured SPA Warrants (2)	114,390	—	$17.52	$2,004,113

(1)	On May 8, 2023, the Company entered into the May Unsecured SPA with Metaverse Horizon Limited and V W Investment Holding Limited (the “May Unsecured SPA Purchasers”) to issue and sell, subject to the satisfaction of certain closing conditions and limitations on enforcement, $100.0 million aggregate principal amount of the Company’s senior unsecured convertible promissory notes, with (i) $15.0 million in the aggregate to be funded at the first closings within five business days after satisfaction of certain conditions (the “First Closings”); (ii) $15.0 million in the aggregate to be funded within fifteen business days after each respective First Closing (the “Second Closings”); (iii) $15.0 million in the aggregate to be funded within fifteen business days after each respective Second Closing (the “Third Closings”); (iv) $5.0 million to be funded within fifteen business days after one of the Third Closings; (v) $10.0 million to be funded within fifteen days after satisfaction of certain conditions (the “Fourth Closing”); (vi) $10.0 million to be funded within fifteen days after the Fourth Closing (the “Fifth Closing”); (vii) $10.0 million to be funded within fifteen days after the Fifth Closing (the “Sixth Closing”); (viii) $10.0 million to be funded within fifteen days after the Sixth Closing (the “Seventh Closing”); and (ix) $10.0 million to be funded within fifteen days after the Seventh Closing. Between May 10, 2023 and August 16, 2023, the Company received gross proceeds pursuant to the May Unsecured SPA totaling $25.2 million ($22.3 million net of original issuance cost).

Each May Unsecured SPA Purchaser will also have the right to invest an additional 50% in the Company on terms and conditions substantially identical to the funded May Unsecured SPA Note upon at least 10 business days’ prior notice. In connection with the May Unsecured SPA, the Company entered into equity commitment letters with each of FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”) and Mr. Lijun Jin to support the obligations of the Unsecured SPA Purchasers under the Unsecured SPA subject to the limitations set forth therein. In the event of a breach by FF Global and/or Mr. Jin of their obligations under their equity commitment letters with the Company, the Company may not be able to recover the damages caused by such breach(es) due to the nature of FF Top’s and Mr. Jin’s assets, including the fact that many of Mr. Jin’s assets are not located in the United States and FF Top’s only assets are shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), a note payable from the Company, and a capital commitment from an investor with terms not disclosed to the Company or third party beneficiary rights in favor of the Company.

The May Unsecured SPA Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock, at a conversion price equal to $71.40 ($0.8925 before adjustment for the reverse stock split), plus an interest make-whole amount as set forth in the May Unsecured SPA Notes, subject to certain adjustments including full ratchet anti-dilution price protection. The shares of Class A Common Stock issuable upon conversion of the May Unsecured SPA Notes are not transferable for 30 days after the applicable last closing under such May Unsecured SPA Note without the prior written consent of the Company (which consent shall not be unreasonably withheld). Any May Unsecured SPA Purchaser may postpone or cancel any closing pursuant to the May Unsecured SPA in its reasonable discretion if it reasonably determines, based on public information, that the first phase of FF’s three-phase delivery plan as disclosed in public filings has not begun or will not begin prior to May 31, 2023 and/or the second phase of such delivery plan has not begun or will not begin prior to June 30, 2023, in each case within 15 calendar days of such deadline (the “Unsecured SPA Condition”). On June 26, 2023, the May Unsecured SPA was amended pursuant to Amendment No. 1 to the May Unsecured SPA (the “May Unsecured SPA Amendment”), pursuant to which the May Unsecured SPA Condition was amended such that any May Unsecured SPA Purchaser may, in its reasonable discretion, postpone or cancel any closing pursuant to the May Unsecured SPA if the Company has not issued a press release or other public announcement confirming that the second phase of the Company’s three-phase delivery plan as disclosed in the Company’s public filings has begun or on prior to August 31, 2023, within 15 calendar days of such date.

Each May Unsecured SPA Note matures on the date that is six years after the date of the applicable last closing under such May Unsecured SPA Note. The May Unsecured SPA Notes accrue interest at 10% per annum, payable on each conversion date and the maturity date in cash, Class A Common Stock, or a combination thereof, provided that, subject to certain conditions set forth in the May Unsecured SPA Notes, the Company may elect to pay such interest in Class A Common Stock at a rate equal to 15% per annum with respect to the portion of such payment made in Class A Common Stock. The Company may, from time to time, prepay the principal amount owing under the May Unsecured SPA Notes, subject a prepayment premium pursuant to the May Unsecured SPA, so long as (i) the Company provides at least 15 business days’ prior written notice to the applicable May Unsecured SPA Purchasers of such prepayment and delivers to the May Unsecured SPA Purchasers an appropriately completed payment notification, (ii) the Company accompanies such prepayment with the payment of any interest make-whole amount as set forth in the May Unsecured SPA Notes, (iii) certain conditions set forth in the May Unsecured SPA Notes are met during each business day of the 15-business day notice period, and (iv) the Company waives the restriction on transfer of the relevant May Unsecured SPA Notes.

Under the May Unsecured SPA Notes, at each closing, the May Unsecured SPA Purchaser is entitled to receive a warrant (an “May Unsecured SPA Warrant”) registered in the name of such May Unsecured SPA Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such May Unsecured SPA Purchaser upon conversion of the aggregate principal amount under the May Unsecured SPA Note funded at such closing, with an exercise price equal to $71.40 ($0.8925 before adjustment for the reverse stock split) per share, subject to full ratchet anti-dilution protection and other adjustments, and are exercisable for seven (7) years on a cash or cashless basis.

In addition, under the May Unsecured SPA Notes, the funding of each closing under the May Unsecured SPA Notes is subject to the satisfaction of the following closing conditions: (a) (i) an effective registration statement with respect to the shares of Class A Common Stock issuable upon exercise of the May Unsecured SPA Warrants and the shares of Class A Common Stock issued and issuable pursuant to the terms of the May Unsecured SPA Notes (including, without limitation, shares of Class A Common Stock issued and issuable in lieu of the cash payment of interest on the May Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “Underlying Shares”) for such closing and each previous closing in the aggregate and (ii) with respect to any closing the Underlying Shares of which, together with the Underlying Shares of all previous closings, exceed the unissued shares of Class A Common Stock reserved for issuance as Underlying Shares (the “Reserved Shares”), receipt by the Company of May Unsecured SPA Stockholder Approval (as defined below) (and the filing of an amendment to the Company’s certificate of incorporation to reflect the May Unsecured SPA Stockholder Approval to the extent needed); (b) solely with respect to the first closing under such May Unsecured SPA Note, the Company’s receipt of bank statements showing source(s) of funding with respect to the relevant May Unsecured SPA Purchaser’s funding obligations under such May Unsecured SPA Note that are reasonably satisfactory to the Company; and (c) a minimum volume weighted average price (“VWAP”) of the Class A Common Stock equal to no less than $8.00 ($0.10 before adjustment for the reverse stock split) during the five (5) trading days prior to such closing.

Each May Unsecured SPA Purchaser has the option, from time to time for 12 months after the date of the May Unsecured SPA, to purchase additional convertible senior unsecured notes and warrants on the same terms as the May Unsecured SPA Notes in an aggregate amount not to exceed 50% (or with the prior written consent of the Company, 100%) of the initial principal amount of the May Unsecured SPA Notes issued to such May Unsecured SPA Purchaser, subject to certain conditions. Additionally, from the date of the May Unsecured SPA until the date that is the five-year anniversary of the date of the May Unsecured SPA, upon any issuance by the Company or any of its subsidiaries of Class A Common Stock or Class A Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (subject to certain exceptions set forth in the May Unsecured SPA) or an issuance of Class A Common Stock or Class A Common Stock equivalents under Section 4.25 of the Secured SPA (each, a “Subsequent Financing”), each May Unsecured SPA Purchaser that then owns at least $20.0 million principal amount of May Unsecured SPA Notes (when aggregated with any affiliates of such May Unsecured SPA Purchaser) shall each have the right to participate in up to an amount of the Subsequent Financing such that such May Unsecured SPA Purchaser’s ownership of the Company remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing, pursuant to the procedures outlined in the May Unsecured SPA.

Pursuant to the May Unsecured SPA, the Company is required to use its reasonable best efforts to hold a special meeting of stockholders to (a) obtain stockholder approval to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares for issuance and for purposes of Nasdaq Listing Rule 5635 to the extent needed as promptly as practical under the circumstances after the date of the May Unsecured SPA and prior to the date that is 60 days following the date of the May Unsecured SPA, and (b) to obtain stockholder approval, as is required by Nasdaq rules, of transactions involving May Unsecured SPA Notes and May Unsecured SPA Warrants of the Company issued or to be issued pursuant to the May Unsecured SPA, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock in respect of such notes and warrants ((a) and (b), together, “May Unsecured SPA Stockholder Approval”). Pursuant to the May Unsecured SPA, FF Global irrevocably agreed to take reasonable efforts to vote in favor of the May Unsecured SPA Stockholder Approval.

The Company is required to use its reasonable best efforts (i) to file, on or prior to May 31, 2023, a registration statement providing for the resale by the May Unsecured SPA Purchasers of the Reserved Shares (the “First Registration Statement”); and (ii) to file, on or prior to the date that is 30 days following the Company’s receipt of May Unsecured SPA Stockholder Approval (and the filing of an amendment to the certificate of incorporation of the Company to reflect such increased in authorized shares of Common Stock), a registration statement providing for the resale by the May Unsecured SPA Purchasers of all the remaining shares issuable pursuant to the financing documents (the “Second Registration Statement” and, together with the First Registration Statement, the “Registration Statements”). The Company is also required to use reasonable best efforts (i) to cause the First Registration Statement to become effective within 90 days following the date of the May Unsecured SPA; (ii) to cause the Second Registration Statement to become effective within 90 days following the Company’s filing thereof; and (iii) to keep each Registration Statement effective at all times until no May Unsecured SPA Purchaser owns any May Unsecured SPA Notes, May Unsecured SPA Warrants, or shares of Class A Common Stock issuable upon exercise or conversion thereof.

On June 26, 2023, the Company entered into a Joinder and Amendment Agreement (the “May Unsecured SPA ATW Joinder”) with FF Vitality Ventures LLC (“FF Vitality”), pursuant to which FF Simplicity Ventures (“FF Simplicity”) or a permitted assign agreed to exercise its option to purchase $20,000,000 of Tranche B Notes (as defined below in “Description of Securities”) in accordance with the terms of the Secured SPA, with funding of 75% of such amount within five business days of the date of the May Unsecured SPA ATW Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the following closing conditions (the “Joinder Tranche B Closing Conditions”): (i) delivery of a warrant registered in the name of FF Simplicity to FF Simplicity on the closing date to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to FF Simplicity upon conversion of the Tranche B Note, with an exercise price equal to $17.40 ($0.8925 before adjustment for the reverse stock split) per share, (ii) delivery to FF Simplicity of the applicable Tranche B Note, (iii) subject to certain note waivers, no default or event of default exists, and (iv) subject to certain note waivers, the representations and warranties in the Secured SPA documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. If FF Simplicity exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the May Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the May Unsecured SPA whereby FF Vitality will invest another $20,000,000 in New May Unsecured SPA Notes (as defined below) subject to terms substantially identical to those provided for in the May Unsecured SPA in effect as of the date of the May Unsecured SPA ATW Joinder, including, without limitation, the funding date timeline.

Pursuant to the May Unsecured SPA ATW Joinder, FF Vitality agreed to purchase, under the May Unsecured SPA, May Unsecured SPA Notes in an aggregate principal amount of up to $40,000,000 (collectively, the “New May Unsecured SPA Notes”) in installments, as follows: (i) $5.0 million in principal amount under the New May Unsecured SPA Notes within five business days after the satisfaction of the closing conditions described below (the “New May Unsecured SPA Closing Conditions”) or such earlier business day as designated by FF Vitality by notice to the Company (the “Joinder First Closing”); (ii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder First Closing (the “Joinder Second Closing”); (iii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Second Closing (the “Joinder Third Closing”); (iv) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the satisfaction of the Closing Conditions (the “Joinder Fourth Closing”); (v) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Fourth Closing (the “Joinder Fifth Closing”); (vi) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Fifth Closing (the “Joinder Sixth Closing”); (vii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Sixth Closing (the “Joinder Seventh Closing”); and (viii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Seventh Closing (the “Joinder Eighth Closing” and each of the Joinder First Closing, the Joinder Second Closing, the Joinder Third Closing, the Joinder Fourth closing, the Joinder Fifth Closing, the Joinder Sixth Closing, the Joinder Seventh Closing and the Joinder Eighth Closing, a “Joinder Closing”).

The New May Unsecured SPA Notes shall have a conversion price of $71.40 ($0.8925 before adjustment for the reverse stock split) per share, subject to adjustment, as set forth in the May Unsecured SPA, and the floor price of the New May Unsecured SPA Notes and, as amended pursuant to the May Unsecured SPA ATW Joinder, for each of the notes issued to FF Simplicity (or its affiliates) under the Secured SPA, shall be $4.00 ($0.05 before adjustment for the reverse stock split) (as adjusted for stock splits, stock dividends, stock combinations, recapitalization or other similar transactions occurring thereafter) (or such lower amount as may be permitted under Nasdaq rules from time to time). The terms and conditions of the New May Unsecured SPA Notes cannot be amended, modified, supplemented or amended and restated without the consent of FF Vitality.

The funding of each Joinder Closing is also subject to the following closing conditions (the “New May Unsecured SPA Closing Conditions”): (a) an effective registration statement with respect to the shares of Class A Common Stock issuable upon exercise of the May Unsecured SPA Warrants and the shares of Class A Common Stock issued and issuable pursuant to the terms of the New May Unsecured SPA Notes (including, without limitation, shares of Class A Common Stock issued and issuable in lieu of the cash payment of interest on the New May Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “New Underlying Shares”) for such closing and (b) the Company shall have reserved the Required Reserve Amount (as defined below) in full as of the date of such Joinder Closing.

Pursuant to the May Unsecured SPA ATW Joinder, FF Vitality may not convert any New May Unsecured SPA Notes to the extent that such conversion would result that FF Vitality, together with its affiliates and other persons acting as a group together with FF Vitality, would beneficially own in excess of 4.99% of the number of the shares of Class A Common Stock outstanding prior to giving effect to such conversion. Upon notice to the Company, the New May Unsecured SPA Purchaser may increase or decrease such limitation threshold, provided it shall not exceed 4.99% of the number of shares of Class A Common Stock outstanding after giving effect to such conversion. In addition, pursuant to the May Unsecured SPA ATW Joinder, the May Unsecured SPA Warrants issued to FF Vitality in connection with the New May Unsecured SPA Notes shall be subject to a beneficial ownership limitation that is 4.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon the exercise of such May Unsecured SPA Warrant, which limitation threshold may also increase or decrease provided it shall not exceed 4.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock upon exercise of such May Unsecured SPA Warrant, subject to the provision of the May Unsecured SPA Warrant.

In addition, pursuant to the May Unsecured SPA ATW Joinder, the May Unsecured SPA was further amended to provide that each May Unsecured SPA Purchaser and FF Vitality has the option, upon written notice to the Company, to purchase from time to time for 12 months from May 8, 2023 and from June 25, 2023, respectively, additional convertible senior unsecured notes and warrants on the same terms as the New May Unsecured SPA Notes (the “Additional May Unsecured SPA Notes”), in an amount not to exceed 50% or 100% (the latter with the prior written consent of the Company) of the initial principal amount of the May Unsecured SPA Notes issued to such purchaser pursuant to Section 2.1(a) of the May Unsecured SPA and purchased for cash.

Pursuant to the May Unsecured SPA ATW Joinder, the Company’s lack of sufficient authorized or registered shares to serve as underlying shares of the outstanding Secured SPA Notes and related Secured SPA Warrants and May Unsecured SPA Notes and related May Unsecured SPA Warrants is not deemed a breach of the Secured SPA, May Unsecured SPA and related notes and warrants, as a result thereof. However, at any time any Secured SPA Notes remain outstanding (and any New May Unsecured SPA Notes, Additional May Unsecured SPA Notes and/or New Exchange Notes then outstanding or then issuable in connection with a transaction in which such determination is being made) (collectively, the “applicable Notes”), the Company shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Class A Common Stock issuable upon conversion of all the Applicable Notes then outstanding and any New May Unsecured SPA Notes, Additional May Unsecured SPA Notes and/or New Exchange Notes then issuable in connection with a transaction in which such determination is being made (assuming for purposes hereof that any conversion of any Applicable Note shall not take into account any limitations on the conversion of such Applicable Note), (collectively, the “Required Reserve Amount”). The Required Reserved Amount shall not be reduced other than proportionally in connection with any conversion, exchange and/or redemption, as applicable. If the Company lacks shares sufficient to meet the Required Reserved Amount, it shall use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to obtain stockholder approval to increase the Company’s authorized number of shares of Class A Common Stock, and voting the management shares of the Company in favor of such an increase.

Pursuant to the May Unsecured SPA ATW Joinder, and in accordance with the provisions of the Secured SPA and Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), FF Vitality agreed, on behalf of its affiliates, that after the date of the May Unsecured SPA ATW Joinder, FF Simplicity may deliver written notice (each, an “Exchange Notice,” and the date of such applicable Exchange Notice, each, an “Exchange Date”) to exchange (each, an “Exchange”) any Tranche B Notes, in whole or in part (each, an “Exchanging Note,” and such outstanding amounts thereunder, each, an “Exchanging Amount”), for either (x) Tranche D Notes (as defined in the Secured SPA), and/or (y) for any Additional May Unsecured SPA Note under the May Unsecured SPA, as applicable, (as set forth in such applicable Exchange Notice, each a “New Exchange Note,” and as converted, each a “New Exchange Conversion Share”). Each Exchange shall automatically be deemed to be consummated on the corresponding Exchange Date and, upon the delivery of such Exchange Notice, FF Simplicity shall automatically be deemed to have exchanged the applicable Exchanging Amount of the applicable Exchanging Note for a New Exchange Note with an aggregate amount outstanding equal to the Exchanging Amount. The Company shall deliver a convertible note certificate evidencing such New Exchange Note to FF Simplicity (or its designee) by no later than the fourth trading day after the Exchange Date (or such other date agreed upon by FF Simplicity and the Company). On such Exchange Date, FF Simplicity shall automatically be deemed to be the holder of such New Exchange Note, with full power to convert, redeem or otherwise enforce the terms and conditions of the New Exchange Note on or after such Exchange Date, whether or not the Company shall have delivered the convertible note certificate evidencing such New Exchange Note to FF Simplicity (or its designee) on or prior to such date of determination. The consummation of an Exchange shall reduce FF Simplicity’s optionality for Tranche D Notes and/or Additional May Unsecured SPA Notes, as applicable, under the Secured SPA or May Unsecured SPA, respectively, as applicable, for such corresponding Exchanging Amount and restore such optionality for the Tranche B Notes in accordance with the terms of the Secured SPA in effect as of the date of the May Unsecured SPA ATW Joinder.

Assuming FF Simplicity is not then considered an “affiliate” of the Company under applicable rules, the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) shall commence at the original issuance of such corresponding Exchanging Note and shall not be re-set in connection with such applicable Exchange. For the avoidance of doubt, and for purposes of Rule 144 under the Securities Act, the Company acknowledged and agreed that the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) may be tacked onto the holding period of the Exchanging Notes, and the Company agreed not to take a contrary position.

In the May Unsecured SPA ATW Joinder, the Company represented and warranted to FF Simplicity that (i) no brokerage or finder’s fees or commission were or will be payable by the Company or any of its subsidiaries in connection with the Exchange, the applicable Exchange Amount of the Exchanging Note being the sole consideration conveyed to the Company for the New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) and no other consideration has or will be paid for such New Exchange Note; (ii) the Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Notes, the New Exchange Conversion Shares) pursuant to such Exchange to be integrated with prior offerings by the Company for purposes of the Securities Act, which would prevent the Company from delivering such applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) pursuant to Section 3(a)(9) of the Securities Act, and the Company will not cause the applicable Exchange, issuance and delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to be integrated with other offerings to the effect that the delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to FF Simplicity would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act; and (iii) other than legal counsel, the Company has not (and will not have) engaged any third parties to assist in the solicitation with respect to the Exchange.

Pursuant to the May Unsecured SPA ATW Joinder, the Company agreed to pay FF Vitality a one-time $300,000 working fee and legal fees not to exceed $350,000, which shall be paid by netting the purchase price for any New May Unsecured SPA Notes with the amount of such fees.

On June 26, 2023, the Company entered into a Second Joinder and Amendment Agreement (the “May Unsecured SPA Senyun Joinder”) with Senyun International Ltd. (“Senyun”), pursuant to which Senyun or a permitted assign agreed to exercise its option to purchase $15,000,000 of Secured SPA Notes in accordance with the terms of the Secured SPA, with funding of 75% of such amount within five business days of the date of the May Unsecured SPA Senyun Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the same Joinder Tranche B Closing Conditions as described above. If Senyun exercises its option to invest another $10,000,000 of Secured SPA Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the May Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the May Unsecured SPA whereby Senyun will invest another $20,000,000 in New May Unsecured SPA Notes subject to terms substantially identical to those provided in the May Unsecured SPA (in effect as of the date of the May Unsecured SPA Senyun Joinder, including, without limitation, the funding date timeline).

Pursuant to the May Unsecured SPA Senyun Joinder, Senyun agreed to purchase, under the May Unsecured SPA, May Unsecured SPA Notes (the “New Senyun Notes”) in an aggregate principal amount of up to $30,000,000 in installments of $3.75 million at each of the eight closing dates. The floor price of the New Senyun Notes pursuant to the May Unsecured SPA Senyun Joinder, and as amended pursuant to the May Unsecured SPA Senyun Joinder, for each note issued to Senyun (or its affiliates) under the Secured SPA, shall be $4.00 ($0.05 before adjustment for the reverse stock split) (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter).

The other material terms of the May Unsecured SPA Senyun Joinder are the same as those set forth in the May Unsecured SPA ATW Joinder described above, except (i) the applicable ownership limitations for notes and warrants pursuant to the May Unsecured SPA Senyun Joinder are each 9.99% (instead of 4.99%, in each case, set forth in the May Unsecured SPA ATW Joinder), (ii) Senyun retained any right to preserve any potential dispute with regards to a conversion request that was sent to the Company in May 2023, and (iii) the one-time working fee and legal fees that the Company agreed to pay to Senyun were $225,000 and up to $262,500, respectively.

On June 26, 2023, the May Unsecured SPA Purchasers executed a letter consent to the May Unsecured SPA ATW Joinder and May Unsecured SPA Senyun Joinder, and agreed specifically to Section 17 of each of the May Unsecured SPA ATW Joinder and May Unsecured SPA Senyun Joinder, which states that (i) each shall not otherwise trigger any adjustment to the conversion or exercise price of the notes and warrants under the Secured SPA and May Unsecured SPA, and (ii) that each of Senyun, FF Simplicity and FF Prosperity waived any such rights to any adjustment to the conversion or exercise price in each of the Secured SPA and/or the May Unsecured SPA, as applicable, and the related notes and warrants.

(2)	On August 4, 2023, the Company entered into the August Unsecured SPA with Streeterville Capital, LLC (“August Unsecured SPA Purchaser”), to issue and sell $16,500,000 aggregate principal amount of the Company’s unsecured convertible senior promissory notes (the “August Unsecured SPA Note”) and a common stock purchase warrant (the “August Unsecured SPA Warrants”).

The August Unsecured SPA Note is subject to an original issue discount of $1,500,000 (the “OID”). In addition, the Company paid the August Unsecured SPA Purchaser $150,000 to cover August Unsecured SPA Purchaser’s legal fees and other transaction costs incurred in connection with the purchase and sale of the August Unsecured SPA Note (the “Transaction Expense Amount”). The OID was included in the initial principal balance of the August Unsecured SPA Note and was reduced from the amount funded at closing. The August Unsecured SPA Note is convertible into shares of Class A Common Stock of the Company, at a conversion price equal to $71.40 ($0.8925 before adjustment for the reverse stock split), plus an interest make-whole amount as set forth in the August Unsecured SPA Note, subject to certain adjustments including full ratchet anti-dilution price protection.

The August Unsecured SPA Note matures on August 4, 2029. The August Unsecured SPA Note accrues interest at 10% per annum, payable on each conversion date and the maturity date in cash, or, at the Company’s option if all the Equity Conditions (as defined in the August Unsecured SPA Note) have been met, Class A Common Stock or a combination thereof, provided that, subject to certain conditions set forth in the August Unsecured SPA Note, the Company may elect to pay such interest in Class A Common Stock at a rate equal to 15% per annum with respect to the portion of such payment made in Class A Common Stock. The Company may, from time to time, prepay the principal amount owing under the August Unsecured SPA Note, subject to a prepayment premium percentage in an amount ranging from 0% to 10% of the principal amount of such Note determined in accordance with a schedule set forth in the August Unsecured SPA, so long as (i) the Company provides at least 15 days’ prior written notice to Purchaser of such prepayment and delivers to Purchaser an appropriately completed payment notification, and (ii) the Company accompanies such prepayment with the payment of any interest make-whole amount as set forth in the August Unsecured SPA Note.

Under the August Unsecured SPA, the August Unsecured SPA Purchaser received a warrant (the “August Unsecured SPA Warrant”) to purchase up 76,261 (6,100,840 before adjustment for the reverse stock split) shares of Class A Common Stock with an exercise price equal to $71.40 ($0.8925 before adjustment for the reverse stock split) per share, subject to full ratchet anti-dilution protection and other adjustments, and are exercisable for seven (7) years on a cash or cashless basis.

Under the August Unsecured SPA, the Company is required to reserve 312,500 (25,000,000 before adjustment for the reverse stock split) shares of Class A Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the August Unsecured SPA Note (the “Share Reserve”). On September 8, 2023 and from time to time thereafter until the August Unsecured SPA Note is paid in full, subject to certain conditions, the Company is required to add additional shares of Class A Common Stock to the Share Reserve in increments of 12,500 (1,000,000 before adjustment for the reverse stock split) shares as and when requested by the August Unsecured SPA Purchaser if the number of shares held in the Share Reserve is less than two (2) times the number of shares of Class A Common Stock the August Unsecured SPA Purchaser would be entitled to receive upon conversion of all interest under the August Unsecured SPA Note (including any Make-Whole Amount (as defined in the August Unsecured SPA Note)) plus two (2) times the number of shares Purchaser would be entitled to receive upon conversion of all principal under the August Unsecured SPA Note.

The August Unsecured SPA Purchaser has the option, from time to time for 12 months after the date of the August Unsecured SPA, to purchase up to $7,500,000 in aggregate (or $15,000,000 in aggregate with Company’s consent) in additional convertible senior unsecured notes and warrants on the same terms as the August Unsecured SPA Note and August Unsecured SPA Warrant. Additionally, from the date of the August Unsecured SPA until the date that is the five-year anniversary of the date of the August Unsecured SPA, upon any issuance by the Company or any of its subsidiaries of Class A Common Stock or Class A Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (subject to certain exceptions set forth in the August Unsecured SPA) (each, a “Subsequent Financing”), if August Unsecured SPA Purchaser that then owns at least $7.5 million principal amount of August Unsecured SPA Notes (when aggregated with any affiliates of August Unsecured SPA Purchaser) shall have the right to participate in up to an amount of the Subsequent Financing such that August Unsecured SPA Purchaser’s ownership of the Company remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing, pursuant to the procedures outlined in the August Unsecured SPA.

Under the August Unsecured SPA, so long as the August Unsecured SPA Note is outstanding, upon any issuance by Company of any security with a More Favorable Term (as defined in the August Unsecured SPA), or amendment, waiver or adjustment to any existing security that results in the granting of a More Favorable Term, then the Company is required to notify the August Unsecured SPA Purchaser and such More Favorable Term, at the August Unsecured SPA Purchaser’s option, will become a part of the Transaction Documents (as defined in the August Unsecured SPA) for the benefit of the August Unsecured SPA Purchaser. Additionally, if the Company fails to notify the August Unsecured SPA Purchaser of any such More Favorable Term, but the August Unsecured SPA Purchaser becomes aware that the Company has granted such a term to any third party, the August Unsecured SPA Purchaser may notify the Company and such More Favorable Term will become a part of the Transaction Documents retroactive to the date on which the More Favorable Term was granted to the applicable third party.

The Company is required to use commercially reasonable efforts to efforts to file, within 15 calendar days of the date of the August Unsecured SPA, a registration statement on the appropriate form providing for the resale by the August Unsecured SPA Purchaser of at the least the Initial Required Registration Amount (as defined in the August Unsecured SPA Note). The Company is also required to use commercially reasonable efforts to cause such registration statement to become effective as promptly as possible and to maintain the effectiveness of such registration statement at all times until each August Unsecured SPA Purchaser no longer owns any August Unsecured SPA Warrants or August Unsecured SPA Notes or shares of Class A Common Stock issuable upon exercise or conversion thereof.

Pursuant to the August Unsecured SPA Note, the Company agrees to include a proposal to obtain stockholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of Class A Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock (the “Issuance Cap”), of the Conversion Shares (as defined in the August Unsecured SPA Note), the Warrant Shares (as defined in the August Unsecured SPA), and subject to any applicable Nasdaq rules, any shares Class A Common Stock issuable pursuant to the note and warrant issuable in connection with the reinvestment right set forth in the August Unsecured SPA (so long as such reinvestment is made within 90 days of the Approval) in excess of the Issuance Cap (the “Approval”) at the earlier of its next annual meeting of stockholders to be held in 2024 and any special meeting of stockholders called by the Company at which at least one “routine” proposal (as determined by the New York Stock Exchange) is to be included in the proxy statement for such special meeting; provided however, that if at any time after the date of the August Unsecured SPA and prior to the Approval, the August Unsecured SPA Purchaser submits a Conversion Notice (as defined in the August Unsecured SPA Note) at such time as the Issuance Cap would prohibit the conversion of less than 150% of the Conversion Shares subject to such Conversion Notice, the Company will use its reasonable best efforts to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) for the Approval within 45 days from the date of the Company’s receipt of such Conversion Notice, and in any case, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company will solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders are required to vote their proxies in favor of such proposal. The Company is required to use its reasonable best efforts to obtain such Approval, including if the Company does not obtain the Approval at such special meetings, the Company will use reasonable best efforts to hold a new special meeting within 45 days from the date of such previous special meeting to obtain such Approval. If the Approval is not obtained at either meeting, the Company will be required to use its reasonable best efforts to seek such approval at each subsequent annual meeting of stockholders until such approval is obtained or the August Unsecured SPA Notes are no longer outstanding. Between August 4, 2023 and August 16, 2023, the Company received gross proceeds pursuant to the August Unsecured SPA totaling $16.5 million ($14.9 million net of original issuance cost).

RISK FACTORS

Investing in the Company’s Class A Common Stock involves a high degree of risk. Before you make a decision to buy shares of Class A Common Stock, you should carefully consider the risks described under the heading “Risk Factors” in any applicable prospectus supplement and any related free writing prospectus, and under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K/A and in subsequent quarterly reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.” These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to this Offering

If certain holders of the Class A Common Stock sell a significant portion of their securities, it may negatively impact the market price of the shares of the Class A Common Stock and such holders still may receive significant proceeds.

As of August 16, 2023, the market price of the Company’s Common Stock is below $80.00 (10.00 before adjustment for the reverse stock split) per share, which was the price per unit sold in the initial public offering of the Company’s predecessor, PSAC, the per-share price of the 346,668 (27,733,421 before adjustment for the reverse stock split) shares of PSAC common stock PSAC sold to certain investors in connection with the Business Combination in a private placement for an aggregate amount of $761.4 million and also the per-share value of the consideration issued to Legacy FF stockholders upon consummation of the Business Combination. However, certain of the Company’s stockholders who hold shares of the Class A Common Stock that were (i) originally purchased by the sponsor of PSAC in a private placement prior to PSAC’s initial public offering (the “Founder Shares”) or (ii) originally issued by PSAC to the designees of EarlyBirdCapital, Inc. as underwriter’s compensation in connection with PSAC’s initial public offering (the “Representative Shares”) may nonetheless be inclined to sell such Founder Shares or Representative Shares as they were originally purchased at an effective price significantly less than $80.00 ($10.00 before adjustment for the reverse stock split) per share. The currently outstanding 2,668 (213,366 before adjustment for the reverse stock split) Founder Shares, representing 0.01% of Class A Common Stock as of August 16, 2023, were purchased at an effective price of $27.52 ($0.344 before adjustment for the reverse stock split) per share and the currently 2,127 (170,131 before adjustment for the reverse stock split) outstanding Representative Shares, representing 0.01% of Class A Common Stock as of August 16, 2023, were purchased at an effective price of $26.24 ($0.328 before adjustment for the reverse stock split) per share. Accordingly, holders of the Founder Shares and Representative Shares could sell their securities at a per-share price that is less than $80.00 ($10.00 before adjustment) and still realize a significant profit from the sale of those securities that could not be realized by the Company’s other stockholders. On August 16, 2023, the closing price of Class A Common Stock was $17.52 ($0.219 before adjustment for the reverse stock split) per share. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $47,000 and the aggregate sales price of the Representative Shares would be approximately $37,000. As such, holders of Founder Shares and Representative Shares may realize a positive rate of return on the sale of their shares of Class A Common Stock based on the current trading price of Class A Common Stock and the effective purchase price for such shares. However, public securityholders may not experience a similar positive rate of return due to the differences in their purchase price and the current trading price of shares of Class A Common Stock.

USE OF PROCEEDS

All of the Class A Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Stockholders in disposing of their Class A Common Stock. The Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Class A Common Stock may be sold by the Selling Stockholders under this prospectus, as the price will be determined by the prevailing public market price for shares of the Class A Common Stock, by negotiations between the Selling Stockholders and the buyers of the Class A Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDERS

This prospectus relates to (i) the resale by the Selling Stockholders from time to time of up to 1,033,175 shares of Class A Common Stock and (ii) the issuance by us, and the offer and sale from time to time by the Selling Stockholders, of up to an aggregate of 16,110,607 shares of Class A Common Stock issuable upon conversion of the Notes or exercise of the Warrants. The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interest in the shares of Class A Common Stock after the date of this prospectus.

The following table sets forth information provided by or on behalf of each Selling Stockholder as of August 16, 2023 regarding the aggregate number of shares of Class A Common Stock (including shares of Class A Common Stock issuable upon exercise of the Warrants or conversion of the Notes) beneficially owned prior to the offering, the aggregate number of shares of Class A Common Stock (including shares of Class A Common Stock issuable upon conversion of the Notes) that may be offered from time to time by each Selling Stockholder pursuant to this prospectus and any accompanying prospectus supplement, and the number of shares of Class A Common Stock (including shares of Class A Common Stock issued or issuable upon exercise of the Warrants or conversion of the Notes), and percentage ownership of, each Selling Stockholder after the sale of securities offered hereby. The beneficial ownership percentages following the offering set forth in the table below are based on 18,600,578 shares of Common Stock issued and outstanding as of August 16, 2023 (including, for this purpose, 800,008 shares of Class A Common Stock issuable upon conversion of 800,008 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of August 16, 2023), do not take into account the issuance of any shares of Class A Common Stock upon the exercise of warrants to purchase up to 663,836 shares of Class A Common Stock that remain outstanding, the exercise of any of the 432,663 outstanding options and vesting of 187,728 unvested RSUs (both as of August 16, 2023), or the conversion of any of the outstanding convertible notes and have assumed that each Selling Stockholder will sell all shares of Class A Common Stock offered pursuant to this prospectus. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Stockholder, we treated as outstanding the number of shares of Class A Common Stock issuable to that particular Selling Stockholder upon (i) exercise of that particular Selling Stockholder’s Warrants (if any) that are currently exercisable or may be exercised within 60 days of August 16, 2023, and (ii) conversion of that particular Selling Stockholder’s Notes (if any) that are currently convertible or may be converted within 60 days of August 16, 2023, and we did not assume the exercise or conversion of any other Selling Stockholder’s Warrants or Notes, as the case may be, in calculating the percentage ownership of any other Selling Stockholder.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Class A Common Stock. A Selling Stockholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.” In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.

	Number of Shares of Class A Common Stock Owned Prior to Offering		Number of Shares of Class A Common Stock Being	Number of Shares of Class A Common Stock Owned After Offering
Name of Selling Stockholder	Number	Percent	Offered	Number	Percent
Metaverse Horizon Limited (1)	6,511,098	25.93%	5,862,656	648,442	3.37%
V W Investment Holding Limited (2)	1,491,254	7.42%	1,491,254	—	—
FF Vitality Ventures LLC (3)	4,356,280	18.98%	4,356,280	—	—
Senyun International Ltd. (4)	4,259,721	18.63%	3,630,234	629,487	3.27%
Streeterville Capital, LLC (5)	1,803,358	8.84%	1,803,358	—	—

(1)	“Shares being offered” includes (i) 871,645 shares of Class A Common Stock issued to the Selling Stockholder upon the conversion of May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes (as of August 16, 2023), (ii) 4,621,264 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes (as of August 16, 2023), and (iii) 369,747 shares of Class A Common Stock issuable to the Selling Stockholder upon the exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share (as of August 16, 2023). “Common stock beneficially owned” includes (i) 871,645 shares of Class A Common Stock issued to the Selling Stockholder upon conversion of the May Unsecured SPA Notes at a conversion price of $71.40 per share and as interest “make-whole” shares in connection with such conversion, (ii) 4,621,264 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of the May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes, within 60 days of August 16, 2023, and (iii) 369,747 shares of Class A Common Stock issuable to the Selling Stockholder upon exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share, within 60 days of August 16, 2023. The principal business address of Metaverse Horizon Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortoa VG1110, British Virgin Islands.

(2)

“Shares being offered” includes (i) 161,530 shares of Class A Common Stock issued to the Selling Stockholder upon the conversion of May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes (as of August 16, 2023), (ii) 1,237,288 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes (as of August 16, 2023), and (iii) 92,436 shares of Class A Common Stock issuable to the Selling Stockholder upon the exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share (as of August 16, 2023). “Common stock beneficially owned” includes (i) 161,530 shares of Class A Common Stock issued to the Selling Stockholder upon conversion of the May Unsecured SPA Notes at a conversion price of $71.40 per share and as interest “make-whole” shares in connection with such conversion, (ii) 1,237,288 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of the May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes, within 60 days of August 16, 2023, and (iii) 92,436 shares of Class A Common Stock issuable to the Selling Stockholder upon exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share, within 60 days of August 16, 2023. The principal business address of V W Investment Holding Limited is c/o Corporate Registrations Limited of Sea Meadow House, P.O. Box 116, Road Town, Tortola, British Virgin Islands.

(3)	“Shares being offered” includes (i) 4,078,971 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes (as of August 16, 2023, and (ii) 277,309 shares of Class A Common Stock issuable to the Selling Stockholder upon the exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share (as of August 16, 2023). “Common stock beneficially owned” includes (i) 4,078,971 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of the May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes, within 60 days of August 16, 2023, and (ii) 277,309 shares of Class A Common Stock issuable to the Selling Stockholder upon exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share, within 60 days of August 16, 2023. The Selling Stockholder is affiliated with ATW Partners Opportunities Management, LLC (the “Adviser”), which holds voting and dispositive power over such shares. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of the Adviser and as managing members and general partners of the Selling Stockholder and, as such, may be deemed to have beneficial ownership over the shares. The principal business address of the Adviser is 17 State Street, Suite 2100, New York, New York 10004.

(4)

“Shares being offered” includes (i) 3,399,143 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes (as of August 16, 2023) and (ii) 231,091 shares of Class A Common Stock issuable to the Selling Stockholder upon the exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share (as of August 16, 2023). “Common stock beneficially owned” includes (i) 3,399,143 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of the May Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the May Unsecured SPA Notes, within 60 days of August 16, 2023, and (ii) 231,091 shares of Class A Common Stock issuable to the Selling Stockholder upon exercise of May Unsecured SPA Warrants at an exercise price of $71.40 per share, within 60 days of August 16, 2023. Bo Zhang is the sole director of Senyun and may be deemed to beneficially own the securities held by Senyun. Mr. Zhang disclaims any beneficial ownership of the reported securities other than to the extent of his pecuniary interest therein. The principal business address of Senyun International Ltd. is Flat/Rm 1121 11/F, Ocean Centre Harbour City, 5 Canton Road, Hong Kong.

(5)	“Shares being offered” includes (i) 1,688,968 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of August Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the August Unsecured SPA Notes (as of August 16, 2023, and (ii) 114,390 shares of Class A Common Stock issuable to the Selling Stockholder upon the exercise of August Unsecured SPA Warrants at an exercise price of $71.40 per share (as of August 16, 2023). “Common stock beneficially owned” includes (i) 1,688,968 shares of Class A Common Stock issuable to the Selling Stockholder upon the conversion of the August Unsecured SPA Notes at a conversion price of $71.40 per share and/or as interest “make-whole” shares in connection with conversion of the August Unsecured SPA Notes, within 60 days of August 16, 2023; and (ii) 114,390 shares of Class A Common Stock issuable to the Selling Stockholder upon exercise of August Unsecured SPA Warrants at an exercise price of $71.40 per share, within 60 days of August 16, 2023. The principal business address of Streeterville Capital LLC is 303 E Wacker Drive, Suite 1040, Chicago, Illinois 60601.

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Charter, our Amended and Restated Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of the Amended and Restated Charter, the Amended and Restated Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

General

The Amended and Restated Charter, as amended, authorizes the issuance of up to 154,437,500 shares of Common Stock and Preferred Stock consisting of 147,875,000 shares of Class A Common Stock, 6,562,500 shares of Class B Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

As of August 16, 2023, there were outstanding 17,800,570 shares of Class A Common Stock, 800,008 shares of Class B Common Stock, 294,263 Public Warrants, 1,390 Private Warrants, 368,183 Ares NPA Warrants, 1,524,370 Secured SPA Warrants, 116,481 May Unsecured SPA Warrants and 76,261 August Unsecured SPA Warrants.

Common Stock

As of the date of this prospectus, the holders of Class A Common Stock and Class B Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Pursuant to the Amended Shareholder Agreement entered into between the Company and FF Top on January 13, 2023, FF Top informed the Company that it expects the Company will submit a proposal to the Company’s stockholders for approval to amend the Amended and Restated Charter to provide that (i) the voting power of the Company’s Class B Common Stock, of which FF Global owns all outstanding shares, will be 10 votes per share and (ii) the voting power of the Company’s Class B Common Stock will increase from 10 votes per share to 20 votes per share following the occurrence of a Qualifying Equity Market Capitalization.

A “Qualifying Equity Market Capitalization” means FF, at the end of any 20 consecutive trading days, has a volume-weighted average total equity market capitalization of at least $3.0 billion as determined by multiplying the average closing sale price per share of Class A Common Stock on the Nasdaq (or such other securities exchange on which PSAC’s securities are then listed for trading) at the time of determination by the then total number of issued shares of Class A Common Stock, Class B Common Stock and other shares of the Company.

Until such proposal is approved and the Amended and Restated Charter is amended accordingly, the holders of Class B Common Stock are entitled to one vote for each share held of record, and a $20.0 billion equity market capitalization would be required to increase the voting power of the Class B Common Stock to 10 votes per share.

Shares of Class B Common Stock have the right to convert into shares of Class A Common Stock at any time at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Class A Common Stock does not have the right to convert into Class B Common Stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Holders of Common Stock will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 10,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue the Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock; provided that any issuance of Preferred Stock with more than one vote per share will require the prior approval of the holders of a majority of the outstanding shares of Class B Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying or preventing a change in control of FF.

Authorized but Unissued Preferred Stock

Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Description of Warrants

Public Warrants and Private Warrants

As of August 16, 2023, FF has Public Warrants outstanding to purchase an aggregate of 294,263 shares of Class A Common Stock and Private Warrants outstanding to purchase an aggregate of 1,390 shares of Class A Common Stock. References in this “–Public Warrants and Private Warrants” subsection to “Warrant” or “Warrants” refer only to the Public Warrants and Private Warrants. Each outstanding whole Warrant represents the right to purchase one share of Class A Common Stock at a price of $920.0 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the consummation of a business combination and 12 months from the closing of the initial public offering.

No Warrants will be exercisable for cash unless there is an effective and current registration statement covering the shares of Class A Common Stock issuable upon exercise of the Warrants and a current prospectus relating to such shares of Class A Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when FF shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A Common Stock for the five trading days ending on the trading day prior to the date of exercise. The Warrants will expire on the fifth anniversary of completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Warrants, as well as any Warrants underlying additional units issued to Property Solutions Acquisition Sponsor, LLC (the “PSAC Sponsor”) or PSAC’s officers, directors or their affiliates in payment of working capital loans, are identical to the Warrants underlying the units offered in the initial public offering except that such Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by FF, in each case so long as they are still held by the PSAC Sponsor or its permitted transferees.

FF may call the Warrants for redemption (excluding the Private Warrants and any Warrants underlying additional units issued to the PSAC Sponsor, PSAC’s officers, directors or their affiliates in payment of working capital loans made to PSAC), in whole and not in part, at a price of $0.01 per Warrant,

●	at any time while the Warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder;

●	if, and only if, the reported last sale price of the shares of Class A Common Stock equals or exceeds $1,440 ($18.00 before adjustment for the reverse stock split) per share(as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the Warrants become exercisable and ending on the third business day prior to the notice of redemption to Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares underlying such Warrants.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

If FF calls the Warrants for redemption as described above, its management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of Class A Common Stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.

The exercise price and number of shares of Class A Common Stock issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or FF’s recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of shares of Class A Common Stock at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A Common Stock outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, FF will, upon exercise, round up to the nearest whole number of shares of Class A Common Stock to be issued to the Warrant holder.

NPA Warrants and Notes

From September 2020 through June 2021, in connection with the issuance of certain Notes (defined below), the Company issued warrants to purchase up to 146,899 (11,751,949 before adjustment for the reverse stock split) shares of Class A Common Stock (the “ATW NPA Existing Warrants”) to FF Ventures SPV IX LLC, FF Venturas SPV X LLC, FF Aventuras SPV XI LLC and FF Adventures SPV XVIII LLC (collectively, the “ATW Warrant Holders”), entities affiliated with ATW Partners, LLC, pursuant to the terms of the NPA. Each ATW NPA Existing Warrant entitles the ATW Warrant Holder, at any time on or prior to 5:00 p.m. (New York City time) the date that is seven years following the initial issuance date of such ATW NPA Existing Warrant, to purchase a certain number of shares of Class A Common Stock at a price per share of $80.00 ($10.00 before adjustment for the reverse stock split), subject to adjustment. The ATW NPA Existing Warrant exercise price is subject to customary anti-dilution adjustments upon (among other triggering events) the occurrence of a change of control transaction and certain dilutive transactions, including subsequent equity sales, share dividends and splits occurring following the issuance of the applicable ATW NPA Existing Warrant. The ATW Warrant Holders may also exercise the ATW NPA Existing Warrants on a cashless (or “net exercise”) basis. Any adjustments to the ATW NPA Existing Warrant exercise price are capped such that the ATW New Warrant Holders are not entitled to exercise the ATW NPA Existing Warrants to the extent such exercise would result in the ATW Warrant Holders holding shares in excess of 4.99% of the fully diluted capitalization of the Company.

In August 2021, in connection with the issuance of certain Notes (defined below), the Company issued warrants to purchase up to 64,897 (5,191,704 before adjustment for the reverse stock split) shares of Class A Common Stock (the “ATW NPA New Warrants”) to FF Ventures SPV IX LLC, FF Venturas SPV X LLC and FF Aventuras SPV XI LLC (collectively, the “ATW New Warrant Holders”), entities affiliated with ATW Partners, LLC, pursuant to the terms of the NPA. Each ATW NPA New Warrant entitles the ATW New Warrant Holder, at any time on or prior to 5:00 p.m. (New York City time) on June 9, 2028, to purchase a certain number of shares of Class A Common Stock at a price per share of $80.00 ($10.00 before adjustment for the reverse stock split), subject to adjustment. The ATW NPA New Warrant exercise price is subject to customary anti-dilution adjustments upon (among other triggering events) the occurrence of a change of control transaction and certain dilutive transactions, including subsequent equity sales, share dividends and splits occurring following the issuance of the applicable ATW NPA New Warrant. The ATW New Warrant Holders may also exercise the ATW NPA New Warrants on a cashless (or “net exercise”) basis. Any adjustments to the ATW NPA New Warrant exercise price are capped such that the ATW New Warrant Holders are not entitled to exercise the ATW NPA New Warrants to the extent such exercise would result in the ATW Warrant Holders holding shares in excess of 4.99% of the fully diluted capitalization of the Company.

On June 9, 2021, pursuant to the NPA, the Company issued a promissory note (the “ATW June 8% Note”) in favor of FF Adventures SPV XVIII LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $20.0 million, receiving net proceeds of $18.4 million, inclusive of an 8% original issue discount. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on December 9, 2022, subject to the right of FF Adventures SPV XVIII LLC to extend the maturity date to December 9, 2023. The promissory note bears interest at 0% per annum through and including December 9, 2022. In the event that FF Adventures SPV XVIII LLC extends the maturity date, the promissory note bears interest at 10% per annum from December 10, 2022 until December 9, 2023. At the election of the holder of the ATW June 8% Note, the principal amount converts into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price. Pursuant to the NPA (as amended by the ATW NPA Notes Amendment described below), upon purchasing the ATW June 8% Note, FF Adventures SPV XVIII LLC became entitled to purchase from the Company, at its option, at any time prior to July 20, 2023, an additional promissory note (the “ATW Optional 8% Note”) for an aggregate principal amount of up to $20.0 million with an original issue discount of 8%. At the election of the holder of the ATW 8% Optional Note, the principal amount would be convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price. In addition, pursuant to the NPA, if FF Adventures SPV XVIII LLC elected to purchase the ATW Optional 8% Note, it would be entitled to receive from the Company a warrant (the “ATW Optional 8% Warrant”) to purchase that number of shares of Class A Common Stock of the Company equal to 37.5% of the principal amount of the ATW Optional 8% Note divided by the applicable exercise price.

On June 9, 2021, pursuant to the NPA, the Company issued a promissory note (the “ATW June 13% Note,” and together with the ATW June 8% Note, the “ATW June Notes”) in favor of FF Adventures SPV XVIII LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $20.0 million, receiving net proceeds of $17.4 million, inclusive of a 13% original issue discount. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on December 9, 2022, subject to the right of FF Adventures SPV XVIII LLC to extend the maturity date to December 9, 2023. The promissory note bears interest at 0% per annum through and including December 9, 2022. In the event that FF Adventures SPV XVIII LLC extends the maturity date, the promissory note bears interest at 10% per annum from December 10, 2022 until December 9, 2023. At the election of the holder of the ATW June 13% Note, the principal amount is convertible into that number of shares of Class A Common Stock equal to 100% of the outstanding principal amount divided by the applicable conversion price. Pursuant to the NPA (as amended by the ATW NPA Notes Amendment described below), upon purchasing the ATW June 13% Note, FF Adventures SPV XVIII LLC became entitled to purchase from the Company, at its option, at any time prior to July 20, 2023, an additional promissory note (the “ATW Optional 13% Note”, and together with the ATW 8% Optional Note, the “ATW Optional Notes”) for an aggregate principal amount of up to $20.0 million with an original issue discount of 13%. At the election of holder of the ATW Optional 13% Note, the principal amount would be convertible into that number of shares of Class A Common Stock equal to 100% of the outstanding principal amount divided by the applicable conversion price. In addition, pursuant to the NPA, if FF Adventures SPV XVIII LLC elected to purchase the ATW Optional 13% Note, it would be entitled to receive from the Company a warrant (the “ATW Optional 13% Warrant,” and together with the ATW Optional 8% Warrant, the “ATW Optional Warrants”) to purchase that number of shares of Class A Common Stock of the Company equal to 37.5% of the principal amount of the ATW Optional 13% Note divided by the applicable exercise price.

On August 10, 2021, pursuant to the NPA, the Company issued a promissory note in favor of FF Ventures SPV IX LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $15.7 million. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on February 10, 2023 and bears interest at 0% per annum. At the election of the holder, the principal amount is convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price.

On August 10, 2021, pursuant to the NPA, the Company issued a promissory note in favor of FF Venturas SPV X LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $11.3 million. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on February 10, 2023 and bears interest at 0% per annum. At the election of the holder, the principal amount is convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price.

On August 10, 2021, pursuant to the NPA, the Company issued a promissory note in favor of FF Aventuras SPV XI LLC, a third party investment firm affiliated with ATW Partners, LLC, for an aggregate principal amount of $7.0 million. Prior to the ATW NPA Notes Amendment described below, the promissory note matured on February 10, 2023 and bears interest at 0% per annum. At the election of the holder, the principal amount is convertible into that number of shares of Class A Common Stock equal to 130% of the outstanding principal amount divided by the applicable conversion price.

The foregoing promissory notes issued under the NPA to entities affiliated with ATW Partners, LLC are referred to collectively throughout this prospectus as the “ATW NPA Notes.”

On July 26, 2022, the Company entered into an amendment to amend the terms of all the ATW NPA Notes (the “ATW NPA Notes Amendment”), extending the maturity of all such Notes to October 31, 2026, except that the accrual of interest is not deferred and accrues on the ATW NPA Notes at 10% following February 10, 2023. The conversion price of each of the ATW NPA Notes was adjusted to equal the lesser of (x) $80.00 ($10.00 before adjustment for the reverse stock split), (y) 95% of the per share daily VWAP of the Class A Common Stock during the 30 trading days immediately prior to the applicable conversion date, and (z) the lowest effective price per share of Class A Common Stock (or equivalents) issued or issuable by the Company in any financing of debt or equity after July 26, 2022, subject to possible adjustment as set forth therein (the “Set Price”). However, from July 26, 2022 to December 30, 2022, the conversion price of each of the ATW NPA Notes is equal to the lesser of (i) the Set Price, and (ii) 92% of the lowest of the VWAPs during the seven (7) trading days immediately prior to the applicable conversion date. The ATW NPA Notes Amendment added a “forced conversion” feature to each of the ATW NPA Notes that allows the Company, on or after December 31, 2022, to cause the conversion of all or part of, in the aggregate among all of the ATW NPA Notes, up to $35.0 million principal amount of the ATW NPA Notes less any principal amount of the ATW NPA Notes voluntarily converted by the holder thereof after July 26, 2022, subject to certain conditions as set forth in the ATW NPA Notes Amendment. The conversion price is subject to customary anti-dilution adjustments upon (among other triggering events) the occurrence of a change of control transaction and certain dilutive transactions, including subsequent equity issuances, share dividends and splits occurring following the issuance of the ATW NPA Notes.

On October 10, 2022, the Company entered into an exchange agreement with FF Aventuras SPV XI LLC, FF Venturas SPV X LLC, FF Ventures SPV IX LLC and FF Adventures SPV XVIII LLC, entities affiliated with ATW Partners, LLC and holders (the “Holders”) of the ATW NPA Notes, pursuant to which, on October 10, 2022, the Holders exchanged $4,012,180 in aggregate principal amount of the outstanding ATW NPA Notes for 78,363 (6,269,031 before adjustment for the reverse stock split) newly issued shares of Class A Common Stock, reflecting a price per share of Class A Common Stock of $51.20 ($0.64 before adjustment for the reverse stock split).

On October 19, 2022, the Company and the Holders entered into an exchange agreement, pursuant to which, on October 19, 2022, the Holders exchanged $2,687,109 in aggregate principal amount of the outstanding ATW NPA Notes for 65, 348 (5,227,837 before adjustment for the reverse stock split) newly issued shares of the Class A Common Stock, reflecting a price per share of Class A Common Stock of $41.12 ($0.514 before adjustment for the reverse stock split). Following the completion of such exchange, there were no outstanding ATW NPA Notes.

Secured SPA Warrants and Secured SPA Notes

On August 14, 2022, the Company entered into a Securities Purchase Agreement, dated as of August 14, 2022, as amended from time to time (the “Secured SPA”) (such convertible notes issued or issuable under the Secured SPA being referred to herein as the “Secured SPA Notes”), with FF Simplicity Ventures LLC (“FF Simplicity”), an affiliate of ATW Partners LLC, as administrative and collateral agent, and certain purchasers including FF Simplicity and RAAJJ Trading LLC (“RAAJJ”) (collectively with additional purchasers from time to time party thereto, the “Purchasers”), to issue and sell: (i) $27.0 million aggregate principal amount of Secured SPA Notes; (ii) $10.0 million in aggregate principal amount of Secured SPA Notes on the 20th business day following the closing of the initial $27.0 million funding, subject to certain closing conditions; and (iii) $15.0 million in aggregate principal amount of Secured SPA Notes (collectively, the “Bridge Notes”) on or prior to October 11, 2022, subject to certain closing conditions. Under the Secured SPA (as amended by the First Amendment, as described below), the Company was permitted to offer incremental Secured SPA Notes in an aggregate principal amount of $243.0 million within 90 days after the first closing under the Secured SPA (the “Incremental Notes”). The Bridge Notes and Incremental Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock at various conversion prices between $18.20 ($0.2275 before adjustment for the reverse stock split) and $84.00 ($1.05 before adjustment for the reverse stock split) (amended to $71.40 ($0.8925 before adjustment for the reverse stock split) pursuant to the Eighth Amendment, as described below) per share, plus an interest make-whole amount as set forth in the Secured SPA Notes, subject to customary adjustments, including full ratchet anti-dilution price protection (provided that, pursuant to the Eighth Amendment, the effective conversion price for any such interest make-whole amount payable in shares of Class A Common Stock must not be lower than $8.00 ($0.10 before adjustment for the reverse stock split), and, pursuant to the Fourth Amendment, as described below, any such interest make-whole amount can only be paid in shares of Class A Common Stock if certain price and volume requirements of Class A Common Stock are met). The shares of Class A Common Stock issuable upon conversion of the Bridge Notes and Incremental Notes are not transferable for six months (amended to three months pursuant to the First Amendment) without the prior written consent of the Company (which consent shall not be unreasonably withheld). On August 16, 2022, the Company received $27.0 million aggregate principal amount of the Bridge Notes.

The Secured SPA Notes are secured by the grant of a first priority perfected lien upon substantially all of the personal and real property of the Company and its subsidiaries, as well as guaranty by substantially all of the Company’s domestic subsidiaries. The Secured SPA Notes mature on October 27, 2028 or earlier under certain conditions set forth in the Secured SPA. The Secured SPA Notes accrue interest at 10% per annum, provided that, subject to certain conditions set forth in the Secured SPA, the Company may elect to pay such interest in shares of Class A Common Stock if the Company also pays the Purchasers an additional cash interest payment equal to 5% per annum. Except in the case of a mandatory prepayment pursuant to the Secured SPA, if any of the Secured SPA Notes are prepaid, repaid, reduced, refinanced, or replaced in whole or in part prior to the October 27, 2028 maturity date, then the Company shall pay to the Purchaser a “Premium Percentage” in an amount ranging from 0% to 10% of the principal amount of such Note(s) determined in accordance with a schedule set forth in the Secured SPA. Pursuant to the Secured SPA, each Purchaser that then owns at least $25.0 million principal amount of Secured SPA Notes (when aggregated with any affiliates of such Purchaser) shall have customary preemptive rights to participate in any future financing by the Company as provided in the Secured SPA.

As a closing condition under the Secured SPA for funding of each of the Bridge Notes, the Company is required to deliver to each of the Purchasers a warrant (a “Secured SPA Warrant” and, together with the May Unsecured SPA Warrants, “Warrants”) registered in the name of such Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such Purchaser upon conversion of the Secured SPA Note, with an exercise price equal to $40.00 ($5.00 before adjustment for the reverse stock split) per share, subject to customary full ratchet anti-dilution price protection and other adjustments, and are exercisable for seven years on a cash or cashless basis. The Company may repurchase the Secured SPA Warrants for $0.01 per Secured SPA Warrant share if and to the extent the VWAP of the Class A Common Stock during 20 of out 30 trading days prior to the repurchase is greater than $1,200 ($15.00 before adjustment for the reverse stock split) per share, subject to certain additional conditions.

In addition, under the Secured SPA, the funding of each of the Bridge Notes is subject to the satisfaction of the following closing conditions: (a) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Purchaser pursuant to the Secured SPA Notes, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to a Purchaser in respect of the transaction documents pursuant to the Secured SPA, (c) the Company shall have satisfied the current public information requirements under Rule 144 under the Securities Act on the applicable closing date, or on the applicable closing date there is an effective registration statement pursuant to which the holder is permitted to utilize the prospectus thereunder to resell all of the shares of Class A Common Stock issuable pursuant to the Secured SPA, (d) the Company’s shares of Common Stock are trading on a trading market and all of the shares issuable pursuant to the transaction documents under the Secured SPA are listed or quoted for trading on such trading market, and the Company believes such trading will continue uninterrupted for the foreseeable future, I there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the transaction documents under the Secured SPA, (f) there is no existing event of default as defined in the Secured SPA and no existing event which, with the passage of time or the giving of notice, would constitute such an event of default, and (g) the applicable Purchaser is not in possession of any information provided by the Company, or any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information. Each Purchaser has the option, from time to time for 12 months after the effective date of the abovementioned registration statement, to purchase additional senior secured convertible notes and Secured SPA Warrants of the Company on the same terms as the Incremental Notes in an aggregate amount not to exceed the initial principal amount of the Bridge Notes and Incremental Notes issued to such Purchaser (the “Tranche B Notes”), subject to certain conditions.

Pursuant to the Secured SPA, the Company agreed to use commercially reasonable efforts to hold a special meeting of stockholders to obtain stockholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of Class A Common Stock in excess of 19.99% of the issued and outstanding shares of the Class A Common Stock upon conversion of the Secured SPA Notes and exercise of the Secured SPA Warrants being issued to the Purchasers pursuant to the Secured SPA. At a special meeting of the Company’s stockholders held on November 3, 2022, the Company’s stockholders approved such issuance under the Nasdaq listing rules.

On September 23, 2022, the Secured SPA was amended pursuant to Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes (the “First Amendment”), pursuant to which the Purchasers agreed to accelerate $15.0 million of their funding obligations, with $7.5 million aggregate principal amount of such notes being funded and issued on September 23, 2022, and the remaining $7.5 million aggregate principal amount being funded and issued on October 11, 2022. The Purchasers also agreed under the First Amendment to purchase an additional $5.0 million in aggregate principal amount of Secured SPA Notes upon the filing by the Company of an amendment to the Company’s registration statement on Form S-1 (File No. 333-268972), subject to certain closing conditions; however, the commitment to purchase such Secured SPA Notes automatically terminated on October 27, 2022, upon the funding of an initial $10.0 million tranche of Secured SPA Notes to Senyun, pursuant to the Joinder, as described below.

As a closing condition under the First Amendment for funding of the accelerated funding obligations, the Company is required to deliver to each of the Purchasers a Secured SPA Warrant on the same terms as the Secured SPA Warrants delivered in connection with the funding of Bridge Notes. On September 23, 2022, the Company issued a Secured SPA Warrant to the Purchaser exercisable for 11,501 (920,074 before adjustment for the reverse stock split) shares of Class A Common Stock, concurrent with the funding of the $7.5 million accelerated funding commitment, and on October 11, 2022, the Company issued a Secured SPA Warrant to the Purchaser exercisable for 29,465 (2,357,142 before adjustment for the reverse stock split) shares of Class A Common Stock, concurrent with the funding of the $7.5 million accelerated funding commitment.

Additionally, the First Amendment removed the 6-month lock-up period that otherwise applied to a certain convertible note previously issued to FF Simplicity, reduced the conversion price of such note to $84.00 ($1.05 before adjustment for the reverse stock split), reduced the lock-up period that otherwise applied to a certain other convertible note previously issued to FF Simplicity from 6 months to 3 months and similarly reduced the lock-up period that otherwise applied to the Secured SPA Notes issued pursuant to the accelerated funding, and other Incremental Notes, from 6 months to 3 months.

As additional consideration for FF Simplicity entering into the First Amendment in the capacity of administrative and collateral agent, the Company issued to FF Simplicity a warrant to purchase 2 (10 before adjustment for the reverse stock split) shares of Class A Common Stock (the “Adjustment Warrant”). The terms of the Adjustment Warrants are the same as the Secured SPA Warrants described above, except that the Adjustment Warrant (i) has an exercise price equal to $40.00 ($0.50 before adjustment for the reverse stock split) per share and (ii) does not have the optional repurchase provision described above if stock trades above $1,200 ($15.00 before adjustment for the reverse stock split) per share. The full ratchet anti-dilution price protection provision in the Secured SPA Warrants held as of the date of the First Amendment by FF Simplicity and RAAJJ Trading LLC was waived in connection with the Adjustment Warrant.

On September 25, 2022, the Company entered into a Joinder and Amendment Agreement (the “Joinder”) to the Secured SPA, with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser and RAAJJ as purchaser, pursuant to which Senyun agreed to purchase Incremental Notes under the Secured SPA in an aggregate principal amount of up to $60.0 million in certain installments. Pursuant to the Joinder, Senyun has all of the same rights and obligations as a Purchaser under the Secured SPA and all documents, instruments and agreements contemplated therein or thereby. In addition to Senyun’s commitment as set forth in the Joinder, the Joinder effectuated certain other amendments to the Secured SPA, including, among other things, permitting the Secured SPA Notes to be funded in accordance with the Joinder.

On October 24, 2022, the Company entered into a Limited Consent and Third Amendment to Securities Purchase Agreement (the “Third Amendment”), with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser and RAAJJ as purchaser, pursuant to which the maturity date for the Secured SPA Notes was extended from August 14, 2026 to October 27, 2028 (i.e., the sixth anniversary of the first funding date of Senyun’s purchase of Secured SPA Notes (the “First Senyun Funding Date”)) or such earlier date that the Secured SPA Notes become due and payable pursuant to the Secured SPA (the “Maturity Date Extension”). As a result of the Maturity Date Extension, the total number of shares of Class A Common Stock issuable under the Secured SPA was increased as compared to such number of shares issuable under the Secured SPA prior to the Third Amendment. The Maturity Date Extension increases the interest make-whole amount as set forth in the Secured SPA and the Secured SPA Notes payable upon conversion of the Secured SPA Notes, as the interest make-whole amount includes all interest that would otherwise accrue on the Secured SPA Notes if such Secured SPA Notes were held until the October 27, 2028 maturity date.

As revised under the Third Amendment, Senyun has agreed to acquire Secured SPA Notes from the Company according to the following schedule: (a) $10.0 million in principal amount of Secured SPA Notes on the First Senyun Funding Date; (b) $10.0 million in principal amount of Secured SPA Notes on a date that is no later than the later of (x) 14 business days after the First Senyun Funding Date and (y) the receipt of approval of the Company’s stockholders under the applicable rules and regulations of Nasdaq of the issuance of all of the shares of Class A Common Stock underlying the Secured SPA Notes and Secured SPA Warrants then issued and issuable to Senyun under the Secured SPA in excess of 19.99% of the issued and outstanding shares of Common Stock (the “Senyun Stockholder Approval”) (which approval was obtained at the special meeting of stockholders held on November 3, 2022); (c) $10.0 million in principal amount of Secured SPA Notes on a date that is no later than 15 business days after the later of (x) the effective date of the Company’s registration statement on Form S-1 (File No. 333-268972) (which registration statement was declared effective by the SEC on February 8, 2023) and (y) receipt of the Senyun Stockholder Approval; (d) $10.0 million in principal amount of Secured SPA Notes within 30 business days after the later of (x) the effective date of the above noted Form S-1, which was declared effective by the SEC on February 8, 2023, and (y) receipt of the Senyun Stockholder Approval; and (e) $20.0 million in principal amount of Secured SPA Notes on a date that is no later than 10 business days after the latest of (x) official delivery of the Company’s FF 91 vehicle to the first batch of bona fide customers, (y) the effective date of the above noted Form S-1, which was declared effective by the SEC on February 8, 2023, and (z) receipt of the Senyun Stockholder Approval.

In addition, pursuant to the Third Amendment, each Purchaser and FF Simplicity as administrative and collateral agent waived certain defaults and events of default, any breaches of representations or warranties, any breaches of covenants and any other effects, under the Secured SPA and related documents arising from (i) any amounts owed as of the First Senyun Funding Date by the Company or its subsidiaries to their respective trade counterparties, suppliers, vendors or, in each case, other similar counterparties, that remain unpaid after the First Senyun Funding Date, (ii) any reduction in the workforce of the Company or its subsidiaries or any additional reduction in such workforce that occurs after September 23, 2022, and/or (iii) any reasonably foreseeable consequence in respect of any of the foregoing clauses (i) or (ii).

On November 8, 2022, the Company entered into a Limited Consent and Amendment (“Fourth Amendment”), to the Secured SPA with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser and RAAJJ as purchaser, pursuant to which the parties agreed that (i) in no event will the effective conversion price of any interest or interest make-whole amount payable in shares of Class A Common Stock in respect of Secured SPA Notes issued or issuable under the Secured SPA be lower than $16.80 ($0.21 before adjustment for the reverse stock split) per share of Class A Common Stock (further amended to $8.00 ($0.10 before adjustment for the reverse stock split) pursuant to the Eighth Amendment), and (ii) in order for the Company to make payment of any interest or interest make-whole amount in shares of Class A Common Stock, certain price and volume requirements must be met, namely that (x) the VWAP of the Class A Common Stock is not less than $16.80 ($0.21 before adjustment for the reverse stock split) per share on any trading day during the preceding seven trading day period, and (y) the total volume of the Class A Common Stock does not drop below $1.5 million on any trading day during the same period (in each case, as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). On different dates in December 2022, Senyun funded aggregated amounts of $10.0 million in gross proceeds pursuant to the Joinder. The Company received $9.0 million from such funding, net of original issue discount and transaction costs.

On December 28, 2022, the Company entered into an Amendment No. 4 (the “Senyun Amendment”) with Senyun as purchaser, pursuant to which Senyun paid to the Company the first $4.0 million of its funding commitment under the Secured SPA on January 3, 2023, as well as $2.0 million on January 6, 2023 and $4.0 million on January 18, 2023. In addition to an amount of $60.0 million already committed by Senyun as part of the Joinder, pursuant to the Senyun Amendment, the Company has agreed to issue and sell to Senyun, subject to the satisfaction of certain conditions (which include agreement by the Company and Senyun on the terms and conditions of the investment), Incremental Notes in an aggregate principal amount of $30.0 million: (i) $10.0 million in principal amount of additional Secured SPA Notes no later than January 31, 2023; (ii) $10.0 million in principal amount of additional Secured SPA Notes no later than February 28, 2023; and (iii) $10.0 million in principal amount of additional Secured SPA Notes no later than March 15, 2023. Pursuant to the Senyun Amendment, the Company has also approved the issuance to Senyun of such number of shares of Class A Common Stock equal to the difference between (x) the actual number of shares of Class A Common Stock previously issued to Senyun upon conversion of $19.0 million in principal amount of Secured SPA Notes and (y) the number of such shares of Class A Common Stock that would have been issued to Senyun had the conversion price applicable to such Secured SPA Notes been $71.40 ($0.8925 before adjustment for the reverse stock split), taking into account any beneficial ownership limitation applicable to Senyun.

On January 25, 2023, the Company entered into a Limited Consent and Amendment No. 5 (the “Fifth Amendment”) to the Secured SPA with Senyun as purchaser, pursuant to which Senyun agreed to purchase $10.0 million in principal amount of additional Secured SPA Notes no later than January 27, 2023, which $10.0 million amount was funded on January 26, 2023. Pursuant to the Fifth Amendment, the Company also agreed (a) to use commercially reasonable efforts to file an amendment to the registration statement on Form S-1 (File No. 333-268972) no later than January 29, 2023 and to seek effectiveness of such registration statement on or prior to February 10, 2023 (which registration statement was declared effective by the SEC on February 8, 2023); (b) to use commercially reasonable efforts to file an additional registration statement on Form S-1 registering the re-sale by Senyun of all remaining shares of Class A Common Stock underlying Senyun’s Secured SPA Notes and Secured SPA Warrants no later than February 10, 2023 (which registration statement on Form S-1 (File No. 333-269729) was filed with the SEC on February 13, 2023) and to seek effectiveness of such registration statement as promptly as practicable thereafter (which registration statement was declared effective by the SEC on March 22, 2023); (c) to honor the conversion notice submitted by Senyun on January 18, 2023, and to reserve sufficient shares of Class A Common Stock to satisfy the conversion and exercise of all of Senyun’s then outstanding Secured SPA Notes and Secured SPA Warrants to the extent the Company has sufficient authorized but unissued or uncommitted shares of Class A Common Stock. Additionally, pursuant to the Fifth Amendment, the Company and Senyun agreed to use commercially reasonable efforts to enter into definitive documentation as promptly as practicable after the date of the Fifth Amendment, in connection with restructuring of the Secured SPA Notes and Secured SPA Warrants and an additional investment as set forth on the term sheets attached to the Fifth Amendment, which definitive documentation was executed in connection with the Sixth Amendment (as described below).

On February 3, 2023, the Company entered into an Amendment No. 6 to Securities Purchase Agreement (the “Sixth Amendment”) with FF Simplicity as administrative and collateral agent and purchaser, Senyun as purchaser, FF Prosperity Ventures LLC (“FF Prosperity”) as purchaser and Acuitas Capital, LLC as purchaser, pursuant to which the Purchasers agreed to purchase up to $135.0 million (including $10.0 million previously funded by Senyun as an advanced payment) in aggregate principal amount of Secured SPA Notes (the “Tranche C Notes”) in accordance with the schedule set forth in the Secured SPA as follows, subject to certain conditions: (i) for Senyun, (A) no later than three business days after the effective date of the Sixth Amendment, the purchase and issuance of $25.0 million in principal amount of Tranche C Notes (which principal amount shall be reduced on a dollar-for-dollar basis by the $10.0 million previously funded by Senyun as an advanced payment) shall take place, pursuant to which, on February 9, 2023 and February 10, 2023, the Company received aggregate gross proceeds of $15.0 million; (B) no later than 10 business days after the effective date of the Sixth Amendment, the purchase and issuance of $25.0 million in principal amount of Tranche C Notes shall take place, pursuant to which, on February 23, 2023, March 3, 2023, March 9, 2023 and March 10, 2023, the Company received aggregate gross proceeds of $25.0 million; and (C) no later than five business days after receipt of (a) approval by the Company’s stockholders of an increase in number of authorized shares of Class A Common Stock to 1,690,000,000 (which approval was obtained at the special meeting of stockholders held on February 28, 2023) and filing of an amendment to the Amended and Restated Charter to reflect such increase in authorized shares (which amendment was filed with the Secretary of State of the State of Delaware on March 1, 2023) (the “Sixth Amendment Authorized Share Increase”), (b) approval by the Company’s stockholders as may be required by applicable Nasdaq rules with respect to transactions contemplated under the Sixth Amendment (which approval was obtained at the special meeting of stockholders held on March 30, 2023) (the “Sixth Amendment Stockholder Approval”), and (c) effectiveness of the registration statement on Form S-1 (File No. 333-269729) registering the shares issuable under the Sixth Amendment (which registration statement was declared effective by the SEC on March 22, 2023) (the “Sixth Amendment Form S-1 Effectiveness”), the purchase and issuance of $25.0 million in principal amount of Tranche C Notes shall take place; and (ii) for each other purchaser, (A) no later than three business days after the effective date of the Sixth Amendment, the purchase and issuance of an aggregate principal amount of Tranche C Notes equal to 50% of such purchaser’s commitment in respect of Tranche C Notes as indicated on the commitment schedule in the Secured SPA shall take place, pursuant to which, on February 8, 2023, the Company received aggregate gross proceeds of $30.0 million; and (B) no later than five business days after receipt of (a) the Sixth Amendment Authorized Share Increase, (b) the Sixth Amendment Stockholder Approval, and (c) the Sixth Amendment Form S-1 Effectiveness, the purchase and issuance of the remaining aggregate principal amount of the Tranche C Notes equal to 50% of such purchaser’s commitment in respect of Tranche C Notes as indicated on the commitment schedule in the Secured SPA shall take place.

The funding of the Tranche C Notes are subject to the following conditions precedent: (i) with respect to each funding of Tranche C Notes following the initial funding made within three business days of the effective date of the Sixth Amendment, delivery by the Company of a notice identifying the business day of the purchase and issuance of such Tranche C Notes, which date is to be no earlier than two business days and no later than 10 business days after the date of such notice; (ii) delivery by the Company of a Secured SPA Warrant on the same terms as the Secured SPA Warrants delivered in connection with the funding of Bridge Notes; (iii) delivery by the Company to such purchaser of the applicable Tranche C Note; (iv) subject to certain waivers as described in the Secured SPA, there being no default or event of default; (v) payment by the Company of all legal fees and other transaction expenses incurred by such Purchaser up to $0.15 million (or $0.3 million in the case of Senyun and FF Simplicity) in the aggregate, which fees and expenses can be paid by, at the Company’s option, net funding of the applicable Tranche C Notes; and (vi) that the representations and warranties contained in the related financing agreement are true and correct in all material respects as of the applicable closing dates, as set forth therein.

The Tranche C Notes have a $84.00 ($1.05 before adjustment for the reverse stock split) base conversion price (amended to $71.40 ($0.8925 before adjustment for the reverse stock split) pursuant to the Eighth Amendment) subject to full ratchet anti-dilution price protection and other adjustments as set forth therein, five year interest make-whole (calculated using the greater of (x) $16.80 ($0.21 before adjustment for the reverse stock split) per share of Common Stock (amended to $8.00 ($0.10 before adjustment for the reverse stock split) pursuant to the Eighth Amendment) and (y) 90% of the lowest VWAP for the five consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Class A Common Stock), 10% per annum interest rate (or 15% if paid in Class A Common Stock subject to certain conditions). The Tranche C Notes and the Tranche D Notes (as defined below) and the Secured SPA Warrants are subject to a pro rata cap on conversion or exercise (as applicable) equal to 19.99% of the Company’s Class A Common Stock and Class B Common Stock as of the date of the Sixth Amendment until receipt of the Sixth Amendment Stockholder Approval. All of the Secured SPA Notes and Secured SPA Warrants (and the Exchange Notes described below) are subject to restrictions on conversion or exercise (other than an initial reserve of 788,150 (63,051,933 before adjustment for the reverse stock split) shares of Class A Common Stock for FF Simplicity and 235, 715 (18,857,143 before adjustment for the reverse stock split) shares of Class A Common Stock for Senyun) until the Sixth Amendment Authorized Share Increase, and the right for Purchasers to receive additional warrant shares upon a down round financing has also been removed from all Secured SPA Warrants. The Company was required to use reasonable best efforts to file a registration statement on Form S-1 on or prior to February 10, 2023 (which registration statement on Form S-1 (File No. 333-269792) was filed with the SEC on February 13, 2023), and to seek effectiveness of such registration statement within 90 days (which registration statement was declared effective by the SEC on March 22, 2023), and the Company was required to seek effectiveness of the registration statement on Form S-1 (File No. 333-268972) on or prior to February 10, 2023 (which registration statement was declared effective by the SEC on February 8, 2023). The Company was also required to use reasonable best efforts to obtain stockholder approval of the Sixth Amendment Authorized Share Increase within 45 days (or 60 days if necessary) and the Sixth Amendment Stockholder Approval within 60 days.

Each Purchaser also has the option to purchase a certain amount of additional Secured SPA Notes and Secured SPA Warrants from time to time for 12 months from the effective date of the Sixth Amendment, as set forth in the Secured SPA (such additional Secured SPA Notes, the “Tranche D Notes”). Additionally, pursuant to the Sixth Amendment, (A) FF Simplicity and Senyun agreed that, with respect to their allotments of previous commitments to purchase Secured SPA Notes, no more than the following percentages of their allotment may be purchased on or before the following dates without the prior written consent of the Company: (i) 100% on or before February 10, 2023; (ii) 90% on or before February 28, 2023; (iii) 80% on or before March 24, 2023; (iv) 70% on or before April 21, 2023; and (v) 60% after April 21, 2023 through and including the twenty-fourth month from the effective date of the Sixth Amendment, and (B) certain Secured SPA Notes issued to FF Simplicity with an aggregate outstanding principal amount of $21.6 million and certain Secured SPA Notes issued to Senyun with an aggregate principal amount of $9.4 million were replaced by new replacement notes with a $71.40 ($0.8925 before adjustment for the reverse stock split) base conversion price subject to full ratchet anti-dilution price protection and other adjustments as set forth therein, six-year interest make-whole, and otherwise on similar terms as the previously issued Secured SPA Notes.

Pursuant to the Sixth Amendment and the Exchange Agreements entered into concurrently therewith between the Company, on the one hand, and holders of Secured SPA Warrants, on the other hand (collectively, the “Exchange Agreements”), (i) the provision under the Secured SPA Warrants then-issued that allowed investors to receive the right to purchase additional shares in connection with down round financings was removed, (ii) certain other warrants of ATW Partners LLC and FF Simplicity’s Secured SPA Warrants then issued, exercisable for an aggregate of 2,476,625 (198,129,990 before adjustment for the reverse stock split) shares of Class A Common Stock, were exchanged for a combination of new warrants, exercisable at $18.20 ($0.2275 before adjustment for the reverse stock split) per share subject to full ratchet anti-dilution price protection and other adjustments, for an aggregate of 531,117 (42,489,346 before adjustment for the reverse stock split) shares of Class A Common Stock and new senior secured convertible notes with aggregate principal amount of $25.0 million, and (ii) Senyun’s Secured SPA Warrants then issued, exercisable for an aggregate amount of 3,453,386 (276,270,842 before adjustment for the reverse stock split) shares of Class A Common Stock, were exchanged for a combination of new warrants, each exercisable at $18.20 ($0.2275 before adjustment for the reverse stock split) per share subject to full ratchet anti-dilution price protection and other adjustments, for an aggregate of 600,000 (48,000,000 before adjustment for the reverse stock split) shares of Class A Common Stock and new senior secured convertible notes with aggregate principal amount of $16.0 million (collectively with the notes issued pursuant to clause (ii), the “Exchange Notes”). The Exchange Notes are convertible at a conversion rate calculated at the lesser of (a) 90% of the VWAP for the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock or (b) the greater of (x) $16.80 ($0.21 before adjustment for the reverse stock split) per share of Common Stock (amended to $8.00 ($0.10 before adjustment for the reverse stock split) pursuant to the Eighth Amendment) and (y) 90% of the average VWAP for the five consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock. The Exchange Notes will constitute Secured SPA Notes, except: (i) the holders thereof do not have the option under the Secured SPA to purchase certain additional Secured SPA Notes within 24 months from the effective date of the Sixth Amendment; (ii) such notes are not subject to any prepayment premium or penalty applicable to other Secured SPA Notes; (iii) such notes are not subject to an original discount of 10%; and (iv) such notes are not entitled to the most favorable terms granted to other Secured SPA Notes purchased simultaneously or after the purchase of such notes. Such notes are prepayable and redeemable at par at any time by the Company upon 15 days’ prior written notice.

On March 23, 2023, the Company entered into an Amendment No. 7 (“Seventh Amendment”) to the Secured SPA with FF Simplicity, as administrative and collateral agent and purchaser, Senyun as purchaser, and FF Prosperity as purchaser, pursuant to which the Company, Senyun, FF Prosperity and FF Simplicity agreed to amend the funding timeline of certain Tranche C Notes, and FF Simplicity agreed to purchase additional notes under the Secured SPA. Under the amended funding timeline, (i) Senyun agreed to purchase (a) $10.0 million in principal amount of Tranche C Notes (amended to include an additional original issue discount of four percent (4%), which additional original issue discount shall not impact the interest make-whole amount, as set forth in the Secured SPA, in such Tranche C Notes) no later than one business day (amended from five business days) after the Sixth Amendment Form S-1 Effectiveness and receipt of the Sixth Amendment Stockholder Approval, subject to the filing by the Company of a Current Report on Form 8-K disclosing such stockholder approval, and (b) $15.0 million in principal amount of Tranche C Notes no later than five business days after the Sixth Amendment Form S-1 Effectiveness and receipt of the Sixth Amendment Stockholder Approval, and (ii) FF Prosperity agreed to purchase the remaining aggregate principal amount of the Tranche C Notes equal to 50% of FF Prosperity’s commitment in respect of Tranche C Notes (amended to include an additional original issue discount of four percent (4%), which additional original issue discount shall not impact the interest make-whole amount, as set forth in the Secured SPA, in such Tranche C Notes) no later than one business day (amended from five business days) after the Sixth Amendment Form S-1 Effectiveness and receipt of the Sixth Amendment Stockholder Approval, subject to the filing by the Company of a Current Report on Form 8-K disclosing such stockholder approval. FF Simplicity further agreed to purchase, on or prior to March 27, 2023, $5.0 million in principal amount of Incremental Notes subject to an additional original issue discount of six percent (6%) (which additional original issue discount shall not impact the interest make-whole amount, as set forth in the Secured SPA, in such Incremental Notes). Such notes were originally permitted to be purchased on or prior to April 21, 2023. The Company also agreed to reimburse each of Senyun and FF Simplicity up to $0.02 million each for reasonable and documented out-of-pocket legal expenses incurred in connection with the Seventh Amendment.

On May 8, 2023, the Company entered into an Amendment No. 8 with Senyun as purchaser, and, on May 9, 2023, the Company entered into an Amendment to ATW Notes and Warrants with FF Simplicity and FF Prosperity as purchasers (together, the “Eighth Amendment”). Pursuant to the Eighth Amendment, the parties agreed to the following amendments to all outstanding and issuable Secured SPA Notes of Senyun, FF Simplicity and FF Prosperity: (i) the floor price for conversion of the Secured SPA Notes was amended from $16.80 ($0.21 before adjustment for the reverse stock split) to $8.00 ($0.10 before adjustment for the reverse stock split) (or, for FF Simplicity and FF Prosperity, if lower, the floor price of notes issued under the May Unsecured SPA); (ii) each such Secured SPA Note was amended such that interest on the Secured SPA Note, originally required to be paid on the aggregate unconverted and then outstanding principal amount of each Secured SPA Note quarterly on January 1, April 1, July 1 and October 1, was amended to be payable upon conversion of principal of the Secured SPA Note or the applicable maturity date; (iii) the conversion price for the Secured SPA Notes was amended from $84.00 ($1.05 before adjustment for the reverse stock split) to $71.40 ($0.8925 before adjustment for the reverse stock split), subject to adjustment as set forth in such Secured SPA Notes; and (iv) the exercise price for the Secured SPA Warrants was amended from $84.00 ($1.05 before adjustment for the reverse stock split) to $71.40 ($0.8925 before adjustment for the reverse stock split), subject to adjustment as set forth in such Secured SPA Warrants.

On June 15, 2023, the Company entered into a Limited Consent and Waiver (the “June 2023 Consent”) with Senyun as purchaser. Pursuant to the June 2023 Consent, the parties, including Senyun as required purchaser under the Secured SPA, (i) consented to the issuance of one (1) share of Series A preferred stock, par value $0.0001 per share, of the Company to the Company’s Chief Executive Officer in connection with the reverse stock split proposal and (ii) acknowledged and agreed that (x) such issuance does not constitute a “Change of Control” under the Secured SPA or the other Financing Documents (as defined in the Secured SPA, (y) the Certificate of Designation is not materially adverse to interests of the purchasers for purposes of Section 5.10 of the Secured SPA and (z) such issuance shall not constitute a Default or Event of Default under the Secured SPA or the other Financing Documents.

On June 26, 2023, the Company entered into a Joinder and Amendment Agreement (the “Unsecured SPA ATW Joinder”) with FF Vitality Ventures LLC (“FF Vitality”), pursuant to which FF Simplicity or a permitted assign agreed to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA ATW Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the following closing conditions (the “Joinder Tranche B Closing Conditions”): (i) delivery of a warrant registered in the name of FF Simplicity to FF Simplicity on the closing date to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to FF Simplicity upon conversion of the Tranche B Note, with an exercise price equal to $71.40 ($0.8925 before adjustment for the reverse stock split) per share, (ii) delivery to FF Simplicity of the applicable Tranche B Note, (iii) subject to certain note waivers, no default or event of default exists, and (iv) subject to certain note waivers, the representations and warranties in the Secured SPA documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. If FF Simplicity exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby FF Vitality will invest another $20,000,000 in New Unsecured SPA Notes (as defined below) subject to terms substantially identical to those provided for in the Unsecured SPA in effect as of the date of the Unsecured SPA ATW Joinder, including, without limitation, the funding date timeline.

On June 26, 2023, the Company entered into a Second Joinder and Amendment Agreement (the “Unsecured SPA Senyun Joinder”) with Senyun, pursuant to which, Senyun or a permitted assign agreed to exercise its option to purchase $15,000,000 of Secured SPA Notes in accordance with the terms of the Secured SPA, with funding of 75% of such amount within five business days of the date of the Unsecured SPA Senyun Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the same Joinder Tranche B Closing Conditions as described above. If Senyun exercises its option to invest another $10,000,000 of Secured SPA Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the Unsecured SPA whereby Senyun will invest another $20,000,000 in New Unsecured SPA Notes subject to terms substantially identical to those provided in the Unsecured SPA (in effect as of the date of the Unsecured SPA Senyun Joinder, including, without limitation, the funding date timeline).

On August 4, 2023, the Company entered into an Amendment No. 9 with FF Vitality as purchaser (“Amendment No. 9”) and an Amendment No. 10 with Senyun as purchaser (“Amendment No. 10” and together with Amendment No. 9, the “August 2023 Amendments”). Pursuant to the August 4, 2023 Amendments, the parties agreed to amend the definition of “Required Minimum” under the Secured SPA.

May Unsecured SPA Warrants and May Unsecured SPA Notes

On May 8, 2023, the Company entered into the May Unsecured SPA with Metaverse Horizon Limited and V W Investment Holding Limited (the “May Unsecured SPA Purchasers”) to issue and sell, subject to the satisfaction of certain closing conditions and limitations on enforcement, $100.0 million aggregate principal amount of the Company’s senior unsecured convertible promissory notes, with (i) $15.0 million in the aggregate to be funded at the first closings within five business days after satisfaction of certain conditions (the “First Closings”); (ii) $15.0 million in the aggregate to be funded within fifteen business days after each respective First Closing (the “Second Closings”); (iii) $15.0 million in the aggregate to be funded within fifteen business days after each respective Second Closing (the “Third Closings”); (iv) $5.0 million to be funded within fifteen business days after one of the Third Closings; (v) $10.0 million to be funded within fifteen days after satisfaction of certain conditions (the “Fourth Closing”); (vi) $10.0 million to be funded within fifteen days after the Fourth Closing (the “Fifth Closing”); (vii) $10.0 million to be funded within fifteen days after the Fifth Closing (the “Sixth Closing”); (viii) $10.0 million to be funded within fifteen days after the Sixth Closing (the “Seventh Closing”); and (ix) $10.0 million to be funded within fifteen days after the Seventh Closing. Between May 10, 2023 and August 16, 2023, the Company received gross proceeds pursuant to the May Unsecured SPA totaling $25.2 million ($22.3 million net of original issuance cost).

Each May Unsecured SPA Purchaser will also have the right to invest an additional 50% in the Company on terms and conditions substantially identical to the funded May Unsecured SPA Note upon at least 10 business days’ prior notice. In connection with the May Unsecured SPA, the Company entered into equity commitment letters with each of FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”) and Mr. Lijun Jin to support the obligations of the May Unsecured SPA Purchasers under the May Unsecured SPA subject to the limitations set forth therein. In the event of a breach by FF Global and/or Mr. Jin of their obligations under their equity commitment letters with the Company, the Company may not be able to recover the damages caused by such breach(es) due to the nature of FF Top’s and Mr. Jin’s assets, including the fact that many of Mr. Jin’s assets are not located in the United States and FF Top’s only assets are shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), a note payable from the Company, and a capital commitment from an investor with terms not disclosed to the Company or third party beneficiary rights in favor of the Company.

The May Unsecured SPA Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock, at a conversion price equal to $71.40 ($0.8925 before adjustment for the reverse stock split), plus an interest make-whole amount as set forth in the May Unsecured SPA Notes, subject to certain adjustments including full ratchet anti-dilution price protection. The shares of Class A Common Stock issuable upon conversion of the May Unsecured SPA Notes are not transferable for 30 days after the applicable last closing under such May Unsecured SPA Note without the prior written consent of the Company (which consent shall not be unreasonably withheld). Any May Unsecured SPA Purchaser may postpone or cancel any closing pursuant to the May Unsecured SPA in its reasonable discretion if it reasonably determines, based on public information, that the first phase of FF’s three-phase delivery plan as disclosed in public filings has not begun or will not begin prior to May 31, 2023 and/or the second phase of such delivery plan has not begun or will not begin prior to June 30, 2023, in each case within 15 calendar days of such deadline (the “May Unsecured SPA Condition”). On June 26, 2023, the May Unsecured SPA was amended pursuant to Amendment No. 1 to the May Unsecured SPA (the “May Unsecured SPA Amendment”), pursuant to which the May Unsecured SPA Condition was amended such that any May Unsecured SPA Purchaser may, in its reasonable discretion, postpone or cancel any closing pursuant to the May Unsecured SPA if the Company has not issued a press release or other public announcement confirming that the second phase of the Company’s three-phase delivery plan as disclosed in the Company’s public filings has begun or on prior to August 31, 2023, within 15 calendar days of such date.

Each May Unsecured SPA Note matures on the date that is six years after the date of the applicable last closing under such May Unsecured SPA Note. The May Unsecured SPA Notes accrue interest at 10% per annum, payable on each conversion date and the maturity date in cash, Class A Common Stock, or a combination thereof, provided that, subject to certain conditions set forth in the May Unsecured SPA Notes, the Company may elect to pay such interest in Class A Common Stock at a rate equal to 15% per annum with respect to the portion of such payment made in Class A Common Stock. The Company may, from time to time, prepay the principal amount owing under the May Unsecured SPA Notes, subject a prepayment premium pursuant to the May Unsecured SPA, so long as (i) the Company provides at least 15 business days’ prior written notice to the applicable May Unsecured SPA Purchasers of such prepayment and delivers to the May Unsecured SPA Purchasers an appropriately completed payment notification, (ii) the Company accompanies such prepayment with the payment of any interest make-whole amount as set forth in the May Unsecured SPA Notes, (iii) certain conditions set forth in the May Unsecured SPA Notes are met during each business day of the 15-business day notice period, and (iv) the Company waives the restriction on transfer of the relevant May Unsecured SPA Notes.

Under the May Unsecured SPA Notes, at each closing, the May Unsecured SPA Purchaser is entitled to receive a warrant (an “May Unsecured SPA Warrant”) registered in the name of such May Unsecured SPA Purchaser to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to such May Unsecured SPA Purchaser upon conversion of the aggregate principal amount under the May Unsecured SPA Note funded at such closing, with an exercise price equal to $71.40 ($0.8925 before adjustment for the reverse stock split) per share, subject to full ratchet anti-dilution protection and other adjustments, and are exercisable for seven (7) years on a cash or cashless basis.

In addition, under the May Unsecured SPA Notes, the funding of each closing under the May Unsecured SPA Notes is subject to the satisfaction of the following closing conditions: (a) (i) an effective registration statement with respect to the shares of Class A Common Stock issuable upon exercise of the May Unsecured SPA Warrants and the shares of Class A Common Stock issued and issuable pursuant to the terms of the May Unsecured SPA Notes (including, without limitation, shares of Class A Common Stock issued and issuable in lieu of the cash payment of interest on the May Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “Underlying Shares”) for such closing and each previous closing in the aggregate and (ii) with respect to any closing the Underlying Shares of which, together with the Underlying Shares of all previous closings, exceed the unissued shares of Class A Common Stock reserved for issuance as Underlying Shares (the “Reserved Shares”), receipt by the Company of May Unsecured SPA Stockholder Approval (as defined below) (and the filing of an amendment to the Company’s certificate of incorporation to reflect the May Unsecured SPA Stockholder Approval to the extent needed); (b) solely with respect to the first closing under such May Unsecured SPA Note, the Company’s receipt of bank statements showing source(s) of funding with respect to the relevant May Unsecured SPA Purchaser’s funding obligations under such May Unsecured SPA Note that are reasonably satisfactory to the Company; and (c) a minimum volume weighted average price (“VWAP”) of the Class A Common Stock equal to no less than $8.00 ($0.10 before adjustment for the reverse stock split) during the five (5) trading days prior to such closing.

Each May Unsecured SPA Purchaser has the option, from time to time for 12 months after the date of the May Unsecured SPA, to purchase additional convertible senior unsecured notes and warrants on the same terms as the May Unsecured SPA Notes in an aggregate amount not to exceed 50% (or with the prior written consent of the Company, 100%) of the initial principal amount of the May Unsecured SPA Notes issued to such May Unsecured SPA Purchaser, subject to certain conditions. Additionally, from the date of the May Unsecured SPA until the date that is the five-year anniversary of the date of the May Unsecured SPA, upon any issuance by the Company or any of its subsidiaries of Class A Common Stock or Class A Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (subject to certain exceptions set forth in the May Unsecured SPA) or an issuance of Class A Common Stock or Class A Common Stock equivalents under Section 4.25 of the Secured SPA (each, a “Subsequent Financing”), each May Unsecured SPA Purchaser that then owns at least $20.0 million principal amount of May Unsecured SPA Notes (when aggregated with any affiliates of such May Unsecured SPA Purchaser) shall each have the right to participate in up to an amount of the Subsequent Financing such that such May Unsecured SPA Purchaser’s ownership of the Company remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing, pursuant to the procedures outlined in the May Unsecured SPA.

Pursuant to the May Unsecured SPA, the Company is required to use its reasonable best efforts to hold a special meeting of stockholders to (a) obtain stockholder approval to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares for issuance and for purposes of Nasdaq Listing Rule 5635 to the extent needed as promptly as practical under the circumstances after the date of the May Unsecured SPA and prior to the date that is 60 days following the date of the May Unsecured SPA, and (b) to obtain stockholder approval, as is required by Nasdaq rules, of transactions involving May Unsecured SPA Notes and May Unsecured SPA Warrants of the Company issued or to be issued pursuant to the May Unsecured SPA, including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Company’s Common Stock in respect of such notes and warrants ((a) and (b), together, “May Unsecured SPA Stockholder Approval”). Pursuant to the May Unsecured SPA, FF Global irrevocably agreed to take reasonable efforts to vote in favor of the May Unsecured SPA Stockholder Approval.

The Company is required to use its reasonable best efforts (i) to file, on or prior to May 31, 2023, a registration statement providing for the resale by the May Unsecured SPA Purchasers of the Reserved Shares (the “First Registration Statement”); and (ii) to file, on or prior to the date that is 30 days following the Company’s receipt of May Unsecured SPA Stockholder Approval (and the filing of an amendment to the certificate of incorporation of the Company to reflect such increased in authorized shares of Common Stock), a registration statement providing for the resale by the May Unsecured SPA Purchasers of all the remaining shares issuable pursuant to the financing documents (the “Second Registration Statement” and, together with the First Registration Statement, the “Registration Statements”). The Company is also required to use reasonable best efforts (i) to cause the First Registration Statement to become effective within 90 days following the date of the May Unsecured SPA; (ii) to cause the Second Registration Statement to become effective within 90 days following the Company’s filing thereof; and (iii) to keep each Registration Statement effective at all times until no May Unsecured SPA Purchaser owns any May Unsecured SPA Notes, May Unsecured SPA Warrants, or shares of Class A Common Stock issuable upon exercise or conversion thereof.

On June 15, 2023, the Company entered into a Limited Consent and Waiver (the “June 2023 Consent”) with the May Unsecured SPA Purchasers as purchaser. Pursuant to the June 2023 Consent, the parties (i) consented to the issuance of preferred stock in connection with the reverse stock split proposal and (ii) acknowledged and agreed that (x) such issuance does not constitute a “Change of Control” under the May Unsecured SPA or the other Financing Documents (as defined in the May Unsecured SPA, (y) any amendments to the Company’s organizational documents in connection therewith are not materially adverse to interests of the purchasers for purposes of Section 5.2 of the May Unsecured SPA and (z) such issuance shall not constitute a Default or Event of Default under the Secured SPA or the other Financing Documents.

On June 26, 2023, the Company entered into Amendment No. 1 with MHL as purchaser (“First Amendment”). Pursuant to the First Amendment, Section 2.1(a)(i) of the May Unsecured SPA was amended to allow the purchasers to postpone or cancel any closing if the Company has not issued a press release or other public announcement confirming the second phase of the Company’s three-phase delivery plan as disclosed in the Company’s public filing has begun on or prior to August 31, 2023

On June 26, 2023, the Company entered into the May Unsecured SPA ATW Joinder with FF Vitality, pursuant to which FF Simplicity or a permitted assign agreed to exercise its option to purchase $20,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA, with funding of 75% of such amount within five business days of the date of the May Unsecured SPA ATW Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the Joinder Tranche B Closing Conditions: (i) delivery of a warrant registered in the name of FF Simplicity to FF Simplicity on the closing date to purchase up to a number of shares of Class A Common Stock equal to 33% of such shares issuable to FF Simplicity upon conversion of the Tranche B Note, with an exercise price equal to $71.40 ($0.8925 before adjustment for the reverse stock split) per share, (ii) delivery to FF Simplicity of the applicable Tranche B Note, (iii) subject to certain note waivers, no default or event of default exists, and (iv) subject to certain note waivers, the representations and warranties in the Secured SPA documents are true and correct in all material respects (without duplication of any materiality qualifier) both before and after giving effect to such Tranche B Note. If FF Simplicity exercises its option to invest another $10,000,000 of Tranche B Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the May Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the May Unsecured SPA whereby FF Vitality will invest another $20,000,000 in New May Unsecured SPA Notes (as defined below) subject to terms substantially identical to those provided for in the May Unsecured SPA in effect as of the date of the May Unsecured SPA ATW Joinder, including, without limitation, the funding date timeline.

Pursuant to the May Unsecured SPA ATW Joinder, FF Vitality agreed to purchase, under the May Unsecured SPA, May Unsecured SPA Notes in an aggregate principal amount of up to $40,000,000 (collectively, the “New May Unsecured SPA Notes”) in installments, as follows: (i) $5.0 million in principal amount under the New May Unsecured SPA Notes within five business days after the satisfaction of the closing conditions described below (the “New May Unsecured SPA Closing Conditions”) or such earlier business day as designated by FF Vitality by notice to the Company (the “Joinder First Closing”); (ii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder First Closing (the “Joinder Second Closing”); (iii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Second Closing (the “Joinder Third Closing”); (iv) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the satisfaction of the Closing Conditions (the “Joinder Fourth Closing”); (v) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Fourth Closing (the “Joinder Fifth Closing”); (vi) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Fifth Closing (the “Joinder Sixth Closing”); (vii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Sixth Closing (the “Joinder Seventh Closing”); and (viii) $5.0 million in principal amount under the New May Unsecured SPA Notes within 15 business days after the Joinder Seventh Closing (the “Joinder Eighth Closing” and each of the Joinder First Closing, the Joinder Second Closing, the Joinder Third Closing, the Joinder Fourth closing, the Joinder Fifth Closing, the Joinder Sixth Closing, the Joinder Seventh Closing and the Joinder Eighth Closing, a “Joinder Closing”).

The New May Unsecured SPA Notes shall have a conversion price of $71.40 ($0.8925 before adjustment for the reverse stock split) per share, subject to adjustment, as set forth in the May Unsecured SPA, and the floor price of the New May Unsecured SPA Notes and, as amended pursuant to the May Unsecured SPA ATW Joinder, for each of the notes issued to FF Simplicity (or its affiliates) under the Secured SPA, shall be $4.00 ($0.05 before adjustment for the reverse stock split) (as adjusted for stock splits, stock dividends, stock combinations, recapitalization or other similar transactions occurring thereafter) (or such lower amount as may be permitted under Nasdaq rules from time to time). The terms and conditions of the New May Unsecured SPA Notes cannot be amended, modified, supplemented or amended and restated without the consent of FF Vitality.

The funding of each Joinder Closing is also subject to the following closing conditions (the “New May Unsecured SPA Closing Conditions”): (a) an effective registration statement with respect to the shares of Class A Common Stock issuable upon exercise of the May Unsecured SPA Warrants and the shares of Class A Common Stock issued and issuable pursuant to the terms of the New May Unsecured SPA Notes (including, without limitation, shares of Class A Common Stock issued and issuable in lieu of the cash payment of interest on the New May Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “New Underlying Shares”) for such closing and (b) the Company shall have reserved the Required Reserve Amount (as defined below) in full as of the date of such Joinder Closing.

Pursuant to the May Unsecured SPA ATW Joinder, FF Vitality may not convert any New May Unsecured SPA Notes to the extent that such conversion would result that FF Vitality, together with its affiliates and other persons acting as a group together with FF Vitality, would beneficially own in excess of 4.99% of the number of the shares of Class A Common Stock outstanding prior to giving effect to such conversion. Upon notice to the Company, the New May Unsecured SPA Purchaser may increase or decrease such limitation threshold, provided it shall not exceed 4.99% of the number of shares of Class A Common Stock outstanding after giving effect to such conversion. In addition, pursuant to the May Unsecured SPA ATW Joinder, the May Unsecured SPA Warrants issued to FF Vitality in connection with the New May Unsecured SPA Notes shall be subject to a beneficial ownership limitation that is 4.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock issuable upon the exercise of such May Unsecured SPA Warrant, which limitation threshold may also increase or decrease provided it shall not exceed 4.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the issuance of shares of Class A Common Stock upon exercise of such May Unsecured SPA Warrant, subject to the provision of the May Unsecured SPA Warrant.

In addition, pursuant to the May Unsecured SPA ATW Joinder, the May Unsecured SPA was further amended to provide that each May Unsecured SPA Purchaser and FF Vitality has the option, upon written notice to the Company, to purchase from time to time for 12 months from May 8, 2023 and from June 25, 2023, respectively, additional convertible senior May Unsecured notes and warrants on the same terms as the New May Unsecured SPA Notes (the “Additional May Unsecured SPA Notes”), in an amount not to exceed 50% or 100% (the latter with the prior written consent of the Company) of the initial principal amount of the May Unsecured SPA Notes issued to such purchaser pursuant to Section 2.1(a) of the May Unsecured SPA and purchased for cash.

Pursuant to the May Unsecured SPA ATW Joinder, the Company’s lack of sufficient authorized or registered shares to serve as underlying shares of the outstanding Secured SPA Notes and related Secured SPA Warrants and May Unsecured SPA Notes and related May Unsecured SPA Warrants is not deemed a breach of the Secured SPA, May Unsecured SPA and related notes and warrants, as a result thereof. However, at any time any Secured SPA Notes remain outstanding (and any New May Unsecured SPA Notes, Additional May Unsecured SPA Notes and/or New Exchange Notes then outstanding or then issuable in connection with a transaction in which such determination is being made) (collectively, the “applicable Notes”), the Company shall use reasonable best efforts to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of shares of Class A Common Stock issuable upon conversion of all the Applicable Notes then outstanding and any New May Unsecured SPA Notes, Additional May Unsecured SPA Notes and/or New Exchange Notes then issuable in connection with a transaction in which such determination is being made (assuming for purposes hereof that any conversion of any Applicable Note shall not take into account any limitations on the conversion of such Applicable Note), (collectively, the “Required Reserve Amount”). The Required Reserved Amount shall not be reduced other than proportionally in connection with any conversion, exchange and/or redemption, as applicable. If the Company lacks shares sufficient to meet the Required Reserved Amount, it shall use reasonable best efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to obtain stockholder approval to increase the Company’s authorized number of shares of Class A Common Stock, and voting the management shares of the Company in favor of such an increase.

Pursuant to the May Unsecured SPA ATW Joinder, and in accordance with the provisions of the Secured SPA and Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), FF Vitality agreed, on behalf of its affiliates, that after the date of the May Unsecured SPA ATW Joinder, FF Simplicity may deliver written notice (each, an “Exchange Notice,” and the date of such applicable Exchange Notice, each, an “Exchange Date”) to exchange (each, an “Exchange”) any Tranche B Notes, in whole or in part (each, an “Exchanging Note,” and such outstanding amounts thereunder, each, an “Exchanging Amount”), for either (x) Tranche D Notes (as defined in the Secured SPA), and/or (y) for any Additional May Unsecured SPA Note under the May Unsecured SPA, as applicable, (as set forth in such applicable Exchange Notice, each a “New Exchange Note,” and as converted, each a “New Exchange Conversion Share”). Each Exchange shall automatically be deemed to be consummated on the corresponding Exchange Date and, upon the delivery of such Exchange Notice, FF Simplicity shall automatically be deemed to have exchanged the applicable Exchanging Amount of the applicable Exchanging Note for a New Exchange Note with an aggregate amount outstanding equal to the Exchanging Amount. The Company shall deliver a convertible note certificate evidencing such New Exchange Note to FF Simplicity (or its designee) by no later than the fourth trading day after the Exchange Date (or such other date agreed upon by FF Simplicity and the Company). On such Exchange Date, FF Simplicity shall automatically be deemed to be the holder of such New Exchange Note, with full power to convert, redeem or otherwise enforce the terms and conditions of the New Exchange Note on or after such Exchange Date, whether or not the Company shall have delivered the convertible note certificate evidencing such New Exchange Note to FF Simplicity (or its designee) on or prior to such date of determination. The consummation of an Exchange shall reduce FF Simplicity’s optionality for Tranche D Notes and/or Additional May Unsecured SPA Notes, as applicable, under the Secured SPA or May Unsecured SPA, respectively, as applicable, for such corresponding Exchanging Amount and restore such optionality for the Tranche B Notes in accordance with the terms of the Secured SPA in effect as of the date of the May Unsecured SPA ATW Joinder.

Assuming FF Simplicity is not then considered an “affiliate” of the Company under applicable rules, the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) shall commence at the original issuance of such corresponding Exchanging Note and shall not be re-set in connection with such applicable Exchange. For the avoidance of doubt, and for purposes of Rule 144 under the Securities Act, the Company acknowledged and agreed that the holding period of the New Exchange Notes (and upon conversion of the New Exchange Notes, the New Exchange Conversion Shares) may be tacked onto the holding period of the Exchanging Notes, and the Company agreed not to take a contrary position.

In the May Unsecured SPA ATW Joinder, the Company represented and warranted to FF Simplicity that (i) no brokerage or finder’s fees or commission were or will be payable by the Company or any of its subsidiaries in connection with the Exchange, the applicable Exchange Amount of the Exchanging Note being the sole consideration conveyed to the Company for the New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) and no other consideration has or will be paid for such New Exchange Note; (ii) the Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the applicable New Exchange Note (and upon conversion of such New Exchange Notes, the New Exchange Conversion Shares) pursuant to such Exchange to be integrated with prior offerings by the Company for purposes of the Securities Act, which would prevent the Company from delivering such applicable New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) pursuant to Section 3(a)(9) of the Securities Act, and the Company will not cause the applicable Exchange, issuance and delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to be integrated with other offerings to the effect that the delivery of such New Exchange Note (and upon conversion of such New Exchange Note, the New Exchange Conversion Shares) to FF Simplicity would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act; and (iii) other than legal counsel, the Company has not (and will not have) engaged any third parties to assist in the solicitation with respect to the Exchange.

Pursuant to the May Unsecured SPA ATW Joinder, the Company agreed to pay FF Vitality a one-time $300,000 working fee and legal fees not to exceed $350,000, which shall be paid by netting the purchase price for any New May Unsecured SPA Notes with the amount of such fees.

On June 26, 2023, the Company entered into the May Unsecured SPA Senyun Joinder with Senyun, pursuant to which Senyun or a permitted assign agreed to exercise its option to purchase $15,000,000 of Secured SPA Notes in accordance with the terms of the Secured SPA, with funding of 75% of such amount within five business days of the date of the May Unsecured SPA Senyun Joinder and the remaining 25% of such amount within three business days thereafter, subject to the satisfaction of the same Joinder Tranche B Closing Conditions as described above. If Senyun exercises its option to invest another $10,000,000 of Secured SPA Notes in accordance with the terms of the Secured SPA on or prior to the later of (x) August 1, 2023 and (y) four business days after the meeting of the Company’s stockholders for the May Unsecured SPA Stockholder Approval, then the Company agrees to subsequently amend the May Unsecured SPA whereby Senyun will invest another $20,000,000 in New May Unsecured SPA Notes subject to terms substantially identical to those provided in the May Unsecured SPA (in effect as of the date of the May Unsecured SPA Senyun Joinder, including, without limitation, the funding date timeline).

Pursuant to the May Unsecured SPA Senyun Joinder, Senyun agreed to purchase, under the May Unsecured SPA, May Unsecured SPA Notes (the “New Senyun Notes”) in an aggregate principal amount of up to $30,000,000 in installments of $3.75 million at each of the eight closing dates. The floor price of the New Senyun Notes pursuant to the May Unsecured SPA Senyun Joinder, and as amended pursuant to the May Unsecured SPA Senyun Joinder, for each note issued to Senyun (or its affiliates) under the Secured SPA, shall be $4.00 ($0.05 before adjustment for the reverse stock split) (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring thereafter).

The other material terms of the May Unsecured SPA Senyun Joinder are the same as those set forth in the May Unsecured SPA ATW Joinder described above, except (i) the applicable ownership limitations for notes and warrants pursuant to the May Unsecured SPA Senyun Joinder are each 9.99% (instead of 4.99%, in each case, set forth in the May Unsecured SPA ATW Joinder), (ii) Senyun retained any right to preserve any potential dispute with regards to a conversion request that was sent to the Company in May 2023, and (iii) the one-time working fee and legal fees that the Company agreed to pay to Senyun were $225,000 and up to $262,500, respectively.

On June 26, 2023, the May Unsecured SPA Purchasers executed a letter consent to the May Unsecured SPA ATW Joinder and May Unsecured SPA Senyun Joinder, and agreed specifically to Section 17 of each of the May Unsecured SPA ATW Joinder and May Unsecured SPA Senyun Joinder, which states that (i) each shall not otherwise trigger any adjustment to the conversion or exercise price of the notes and warrants under the Secured SPA and May Unsecured SPA, and (ii) that each of Senyun, FF Simplicity and FF Prosperity waived any such rights to any adjustment to the conversion or exercise price in each of the Secured SPA and/or the May Unsecured SPA, as applicable, and the related notes and warrants.

On June 26, 2023, the Company entered into a Consent to Joinder with Metaverse Horizon Limited and V W Investment Holding Limited (“Joinder Consent”). Pursuant to the Joinder consent, the parties consented to the May Unsecured SPA ATW Joinder and the May Unsecured SPA Senyun Joinder.

August Unsecured SPA Warrants and August Unsecured SPA Notes

On August 4, 2023, the Company entered into the August Unsecured SPA with Streeterville Capital, LLC (“August Unsecured SPA Purchaser”), to issue and sell $16,500,000 aggregate principal amount of the Company’s unsecured convertible senior promissory notes (the “August Unsecured SPA Note”) and a common stock purchase warrant (the “August Unsecured SPA Warrants”).

The August Unsecured SPA Note is subject to an original issue discount of $1,500,000 (the “OID”). In addition, the Company paid the August Unsecured SPA Purchaser $150,000 to cover August Unsecured SPA Purchaser’s legal fees and other transaction costs incurred in connection with the purchase and sale of the August Unsecured SPA Note (the “Transaction Expense Amount”). The OID was included in the initial principal balance of the August Unsecured SPA Note and was reduced from the amount funded at closing. The August Unsecured SPA Note is convertible into shares of Class A Common Stock of the Company, at a conversion price equal to $71.40 ($0.8925 before adjustment for the reverse stock split), plus an interest make-whole amount as set forth in the August Unsecured SPA Note, subject to certain adjustments including full ratchet anti-dilution price protection.

The August Unsecured SPA Note matures on August 4, 2029. The August Unsecured SPA Note accrues interest at 10% per annum, payable on each conversion date and the maturity date in cash, or, at the Company’s option if all the Equity Conditions (as defined in the August Unsecured SPA Note) have been met, Class A Common Stock or a combination thereof, provided that, subject to certain conditions set forth in the August Unsecured SPA Note, the Company may elect to pay such interest in Class A Common Stock at a rate equal to 15% per annum with respect to the portion of such payment made in Class A Common Stock. The Company may, from time to time, prepay the principal amount owing under the August Unsecured SPA Note, subject to a prepayment premium percentage in an amount ranging from 0% to 10% of the principal amount of such Note determined in accordance with a schedule set forth in the August Unsecured SPA, so long as (i) the Company provides at least 15 days’ prior written notice to Purchaser of such prepayment and delivers to Purchaser an appropriately completed payment notification, and (ii) the Company accompanies such prepayment with the payment of any interest make-whole amount as set forth in the August Unsecured SPA Note.

Under the August Unsecured SPA, the August Unsecured SPA Purchaser received a warrant (the “August Unsecured SPA Warrant”) to purchase up 76,261 (6,100,840 before adjustment for the reverse stock split) shares of Class A Common Stock with an exercise price equal to $$71.40 ($0.8925 before adjustment for the reverse stock split) per share, subject to full ratchet anti-dilution protection and other adjustments, and are exercisable for seven (7) years on a cash or cashless basis.

Under the August Unsecured SPA, the Company is required to reserve 312,500 (25,000,000 before adjustment for the reverse stock split) shares of Class A Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the August Unsecured SPA Note (the “Share Reserve”). On September 8, 2023 and from time to time thereafter until the August Unsecured SPA Note is paid in full, subject to certain conditions, the Company is required to add additional shares of Class A Common Stock to the Share Reserve in increments of 12,500 (1,000,000 before adjustment for the reverse stock split) shares as and when requested by the August Unsecured SPA Purchaser if the number of shares held in the Share Reserve is less than two (2) times the number of shares of Class A Common Stock the August Unsecured SPA Purchaser would be entitled to receive upon conversion of all interest under the August Unsecured SPA Note (including any Make-Whole Amount (as defined in the August Unsecured SPA Note)) plus two (2) times the number of shares Purchaser would be entitled to receive upon conversion of all principal under the August Unsecured SPA Note.

The August Unsecured SPA Purchaser has the option, from time to time for 12 months after the date of the August Unsecured SPA, to purchase up to $7,500,000 in aggregate (or $15,000,000 in aggregate with Company’s consent) in additional convertible senior unsecured notes and warrants on the same terms as the August Unsecured SPA Note and August Unsecured SPA Warrant. Additionally, from the date of the August Unsecured SPA until the date that is the five-year anniversary of the date of the August Unsecured SPA, upon any issuance by the Company or any of its subsidiaries of Class A Common Stock or Class A Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (subject to certain exceptions set forth in the August Unsecured SPA) (each, a “Subsequent Financing”), if August Unsecured SPA Purchaser that then owns at least $7.5 million principal amount of August Unsecured SPA Notes (when aggregated with any affiliates of August Unsecured SPA Purchaser) shall have the right to participate in up to an amount of the Subsequent Financing such that August Unsecured SPA Purchaser’s ownership of the Company remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing, pursuant to the procedures outlined in the August Unsecured SPA.

Under the August Unsecured SPA, so long as the August Unsecured SPA Note is outstanding, upon any issuance by Company of any security with a More Favorable Term (as defined in the August Unsecured SPA), or amendment, waiver or adjustment to any existing security that results in the granting of a More Favorable Term, then the Company is required to notify the August Unsecured SPA Purchaser and such More Favorable Term, at the August Unsecured SPA Purchaser’s option, will become a part of the Transaction Documents (as defined in the August Unsecured SPA) for the benefit of the August Unsecured SPA Purchaser. Additionally, if the Company fails to notify the August Unsecured SPA Purchaser of any such More Favorable Term, but the August Unsecured SPA Purchaser becomes aware that the Company has granted such a term to any third party, the August Unsecured SPA Purchaser may notify the Company and such More Favorable Term will become a part of the Transaction Documents retroactive to the date on which the More Favorable Term was granted to the applicable third party.

The Company is required to use commercially reasonable efforts to efforts to file, within 15 calendar days of the date of the August Unsecured SPA, a registration statement on the appropriate form providing for the resale by the August Unsecured SPA Purchaser of at the least the Initial Required Registration Amount (as defined in the August Unsecured SPA Note). The Company is also required to use commercially reasonable efforts to cause such registration statement to become effective as promptly as possible and to maintain the effectiveness of such registration statement at all times until each August Unsecured SPA Purchaser no longer owns any August Unsecured SPA Warrants or August Unsecured SPA Notes or shares of Class A Common Stock issuable upon exercise or conversion thereof.

Pursuant to the August Unsecured SPA Note, the Company agrees to include a proposal to obtain stockholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of Class A Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock (the “Issuance Cap”), of the Conversion Shares (as defined in the August Unsecured SPA Note), the Warrant Shares (as defined in the August Unsecured SPA), and subject to any applicable Nasdaq rules, any shares Class A Common Stock issuable pursuant to the note and warrant issuable in connection with the reinvestment right set forth in the August Unsecured SPA (so long as such reinvestment is made within 90 days of the Approval) in excess of the Issuance Cap (the “Approval”) at the earlier of its next annual meeting of stockholders to be held in 2024 and any special meeting of stockholders called by the Company at which at least one “routine” proposal (as determined by the New York Stock Exchange) is to be included in the proxy statement for such special meeting; provided however, that if at any time after the date of the August Unsecured SPA and prior to the Approval, the August Unsecured SPA Purchaser submits a Conversion Notice (as defined in the August Unsecured SPA Note) at such time as the Issuance Cap would prohibit the conversion of less than 150% of the Conversion Shares subject to such Conversion Notice, the Company will use its reasonable best efforts to hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) for the Approval within 45 days from the date of the Company’s receipt of such Conversion Notice, and in any case, with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company will solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders are required to vote their proxies in favor of such proposal. The Company is required to use its reasonable best efforts to obtain such Approval, including if the Company does not obtain the Approval at such special meetings, the Company will use reasonable best efforts to hold a new special meeting within 45 days from the date of such previous special meeting to obtain such Approval. If the Approval is not obtained at either meeting, the Company will be required to use its reasonable best efforts to seek such approval at each subsequent annual meeting of stockholders until such approval is obtained or the August Unsecured SPA Notes are no longer outstanding. Between August 4, 2023 and August 16, 2023, the Company received gross proceeds pursuant to the August Unsecured SPA totaling $16.5 million ($14.9 million net of original issuance cost).

Certain Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Under the Amended and Restated Charter, FF has certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

The Amended and Restated Bylaws provide that special meetings of stockholders may be called only by (i) the Chairperson of the Board, (ii) the chief executive officer or (iii) a majority vote of the Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Amended and Restated Bylaws provide that stockholders seeking to bring business before FF’s special meeting of stockholders, or to nominate candidates for election as directors at FF’s special meeting of stockholders, must provide timely notice of their intent in writing subject to certain exceptions for FF Top Board designees under the Shareholder Agreement. To be timely, a stockholder’s notice will need to be received by FF secretary at FF’s principal executive offices no later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding special meeting of stockholders. Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals seeking inclusion in FF’s annual proxy statement must comply with the notice periods contained therein. The Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude FF stockholders from bringing matters before the special meeting of stockholders or from making nominations for directors at FF’s special meeting of stockholders.

Authorized but Unissued Shares

FF’s authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of FF by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in FF’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. The Amended and Restated Charter also requires that the federal district courts of the United States of America be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and/or the  Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of Common Stock shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with FF or any of FF’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. FF cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Amended and Restated Charter to be inapplicable or unenforceable in an action, FF may incur additional costs associated with resolving such action in other jurisdictions, which could harm FF’s business, operating results and financial condition.

The Amended and Restated Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Charter provides that directors and officers will be indemnified by FF to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

The Amended and Restated Bylaws also permit FF to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. FF has purchased a policy of directors’ and officers’ liability insurance that insures FF’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures FF against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against FF’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit FF and FF stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent FF pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to FF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, FF has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Supermajority Vote to Amend Certain Provisions of our Bylaws and Amended and Restated Charter

Our Amended and Restated Charter requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon to amend certain provisions of our Amended and Restated Charter. In addition, our Bylaws provide that stockholders shall have the power to adopt, amend or repeal the Bylaws; provided, however, that such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which provides that, subject to certain stated exceptions, a corporation may not engage in a business combination with any “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent; or

●	by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

Anti-Takeover Effect of Certain Provisions of the DGCL and of our Amended and Restated Charter and Bylaws

Certain provisions of DGCL and of our Amended and Restated Charter and Bylaws discussed above, including provisions relating to our staggered board of directors, the removal of directors and the filling of vacancies, the advance notice provisions, the prohibition on stockholder action by written consent and the supermajority vote requirement to amend our Bylaws and certain provisions of our Amended and Restated Charter, alone or in combination, could make the acquisition of us more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

PLAN OF DISTRIBUTION

We are registering (i) up to 1,033,175 shares of Class A Common Stock for possible sale by the Selling Stockholders from time to time, and (ii) up to 16,110,607 shares of Class A Common Stock that are issuable upon the conversion of the Notes or exercise of the Warrants and subsequent possible sale by the holders thereof from time to time. We are required to pay all fees and expenses incident to the registration of the shares of our Class A Common Stock to be offered and sold pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of our Class A Common Stock.

We will not receive any proceeds from the sale of the shares of Class A Common Stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Stockholders.

The shares of Class A Common Stock beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Stockholders may sell their shares of Class A Common Stock by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may also engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, that the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by O’Melveny & Myers LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus have been audited by Mazars USA LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2021 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K/A for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the 2021 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part, to register the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.ff.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference herein will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated or indicate in the future as being “furnished,” including any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement, shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or in any subsequently filed incorporated document modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on August 21, 2023;

●	our Quarterly Reports on Form 10-Q/A for the quarter ended March 31, 2023 and Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 21, 2023;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 10, 2023, January 17, 2023 (Item 1.01 and Exhibit 10.1 only), January 26, 2023 (Item 5.02 only), January 31, 2023, February 1, 2023 (Item 5.02 and Exhibit 10.1 only), February 6, 2023 (Items 1.01 and 3.02 and Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 only), February 23, 2023 (Item 5.02 only), March 1, 2023 (Item 5.07 only), March 1, 2023 (Item 8.01 only), March 2, 2023, March 3, 2023 (Items 5.03 and 8.01 and Exhibit 3.1 only), March 9, 2023 (Item 3.02 and Exhibit 10.1 only), March 15, 2023, March 17, 2023, March 23, 2023 (Items 1.01 and 3.02 and Exhibit 10.1 only), March 30, 2023, April 18, 2023 (Item 5.01 only), May 2, 2023 (Item 3.01 only), May 10, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 only), May 19, 2023 (Item 8.01 only), June 16, 2023, June 20, 2023 (Item 8.01 only), June 27, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4 and 10.5 only), July 6, 2023 (Item 8.01 only), July 11, 2023 (Items 4.02, 5.02 and Exhibit 10.01 only), August 4, 2023 (Items 3.01, 5.02 and Exhibit 17.1 only), August 7, 2023 (Items 1.01, 2,03 and 3.02 and Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 only), August 17, 2023 (Item 5.07 only), August 21, 2023 (Item 8.01 only), August 23, 2023 and August 25, 2023 (Items 3.03 and 5.03 and Exhibits 3.1 and 3.2 only);

●	our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on March 17, 2023, to the extent incorporated by reference into the Form 10-K; and

●	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on July 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of the offering of our securities to which this prospectus relates, will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Faraday Future Intelligent Electric Inc.

Attn: Investor Relations

18455 S. Figueroa Street

Gardena, California 90248

(310) 415-4807

Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

The information accessible through any website referred to in this prospectus or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus.

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$128,373.83
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item 15. Indemnification of Directors and Officers.

The relevant provisions of Section 145 of the Delaware General Corporation Law, or the DGCL, concerning indemnification of officers, directors, employees and agents is set forth below.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	(1)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of these paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence).

(2)	The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Section 7.01 of the Amended and Restated Charter provides:

“To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with future directors and executive officers.

Item 16. Exhibits.

Exhibit No.	Description of Exhibits	Incorporation by Reference
3.1	Third Amended and Restated Certificate of Incorporation of the Company	Exhibit 3.1 to the Current Report on Form 8-K filed on August 25, 2023
3.2	Amended and Restated Bylaws of the Company	Exhibit 3.2 to the Current Report on Form 8-K filed on June 16, 2023
4.1+	Securities Purchase Agreement, dated as of May 8, 2023, among Faraday Future Intelligent Electric Inc. and the purchasers from time to time party thereto	Exhibit 10.3 to the Current Report on Form 8-K filed on May 10, 2023
4.2	Form of Unsecured Convertible Senior Promissory Note (under Securities Purchase Agreement, dated May 8, 2023)	Exhibit 10.4 to the Current Report on Form 8-K filed on May 10, 2023
4.3	Form of Common Stock Purchase Warrant (under Securities Purchase Agreement, dated May 8, 2023)	Exhibit 4.1 to the Current Report on Form 8-K filed on May 10, 2023
4.4	Equity Commitment Letter, dated as of May 8, 2023, by and among FF Global Partners Investment LLC, Metaverse Horizon Limited and Faraday Future Intelligent Electric Inc.	Exhibit 10.5 to the Current Report on Form 8-K filed on May 10, 2023
4.5	Equity Commitment Letter, dated as of May 8, 2023, by and among V W Investment Holding Limited, Lijun Jin and Faraday Future Intelligent Electric Inc.	Exhibit 10.6 to the Current Report on Form 8-K filed on May 10, 2023
4.6	Amendment No. 1 to Securities Purchase Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and the Unsecured SPA Purchasers party thereto	Exhibit 10.1 to the Current Report on Form 8-K filed on June 27, 2023
4.7	Joinder and Amendment Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and FF Vitality Ventures LLC	Exhibit 10.2 to the Current Report on Form 8-K filed on June 27, 2023
4.8	Second Joinder and Amendment Agreement, dated as of June 26, 2023, among Faraday Future Intelligent Electric Inc. and Senyun International Ltd.	Exhibit 10.3 to the Current Report on Form 8-K filed on June 27, 2023
4.9	Form of FFVV Common Stock Purchase Warrant (under Joinder and Amendment Agreement to Securities Purchase Agreement, dated June 26, 2023)	Exhibit 4.1 to the Current Report on Form 8-K filed on June 27, 2023
4.10	Form of Senyun Common Stock Purchase Warrant (under Second Joinder and Amendment Agreement to Securities Purchase Agreement, dated June 26, 2023)	Exhibit 4.2 to the Current Report on Form 8-K filed on June 27, 2023
4.11	Form of FFVV Unsecured Convertible Senior Promissory Note (under Joinder and Amendment Agreement to Securities Purchase Agreement, dated June 26, 2023)	Exhibit 10.4 to the Current Report on Form 8-K filed on June 27, 2023

4.12	Form of Senyun Unsecured Convertible Senior Promissory Note (under Second Joinder and Amendment Agreement to Securities Purchase Agreement, dated June 26, 2023)	Exhibit 10.5 to the Current Report on Form 8-K filed on June 27, 2023
4.13	Securities Purchase Agreement, dated August 4, 2023, among Faraday Future Intelligent Electric Inc. and Streeterville Capital, LLCw	Exhibit 10.1 to the Current Report on Form 8-K filed on August 7, 2023
4.14	Common Stock Purchase Warrant, dated August 4, 2023, issued to Streeterville Capital, LLC	Exhibit 4.1 to the Current Report on Form 8-K filed on August 7, 2023
4.15	Unsecured Convertible Senior Promissory Note, dated August 4, 2023, issued to Streeterville Capital, LLC	Exhibit 10.2 to the Current Report on Form 8-K filed on August 7, 2023
5.1*	Opinion of O’Melveny & Myers LLP
21*	Subsidiaries of the Registrant
23.1*	Consent of Mazars USA LLP, independent registered public accounting firm of the Company
23.2*	Consent of PricewaterhouseCoopers LLP, former independent registered public accounting firm of the Company
23.3*	Consent of O’Melveny & Myers LLP, counsel to the Company (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page)
107*	Filing Fee Table

*	Filed herewith.

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

^	Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(i), (A)(ii), and (A)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

E.	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gardena, State of California, on August 28, 2023.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Xuefeng Chen
Global Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Xuefeng Chen and Jonathan Maroko, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments, post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Xuefeng Chen	Global Chief Executive Officer and Director	August 28, 2023
Xuefeng Chen	(principal executive officer)

/s/ Jonathan Maroko	Interim Chief Financial Officer (principal financial and accounting officer)	August 28, 2023
Jonathan Maroko

/s/ Lev Peker	Director	August 28, 2023
Lev Peker

/s/ Chad Chen	Director	August 28, 2023
Chad Chen

/s/ Li Han	Director	August 28, 2023
Li Han

/s/ Chui Tin Mok	Director	August 28, 2023
Chui Tin Mok

/s/ Jie Sheng	Director	August 28, 2023
Jie Sheng

/s/ Ke Sun	Director	August 28, 2023
Ke Sun